                                                                   EXHIBIT 10(b)




================================================================================





                            ASSET PURCHASE AGREEMENT


                                     AMONG


                            NEW VALLEY CORPORATION,


                   WESTERN UNION DATA SERVICES COMPANY, INC.


                                      AND


                     FIRST FINANCIAL MANAGEMENT CORPORATION


                                  DATED AS OF


                               SEPTEMBER 30, 1995




===============================================================================

                              TABLE OF CONTENTS

                                                                                            PAGE
   ARTICLE I.       PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES . . . . . . .    2
     1.1.           Purchase of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.2.           Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     1.3.           Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     1.4.           Deferred Assets; Consents of Third Parties  . . . . . . . . . . . . . .    3
     1.5.           Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . .    4

   ARTICLE II.      PURCHASE PRICE; CLOSING . . . . . . . . . . . . . . . . . . . . . . . .    5
     2.1.           Purchase Price and Adjustments  . . . . . . . . . . . . . . . . . . . .    5
     2.2.           Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

   ARTICLE III.     REPRESENTATIONS AND WARRANTIES OF SELLERS . . . . . . . . . . . . . . .    6
     3.1.           Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . .    6
     3.2.           Capital Stock of DSC  . . . . . . . . . . . . . . . . . . . . . . . . .    6
     3.3.           Subsidiaries and Affiliates . . . . . . . . . . . . . . . . . . . . . .    6
     3.4.           Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     3.5.           Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . .    7
     3.6.           Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . .    7
     3.7.           Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . .    7
     3.8.           Leases of Real Property . . . . . . . . . . . . . . . . . . . . . . . .    9
     3.9.           Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     3.10.          Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     3.11.          Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     3.12.          Consents and Approvals of Governmental Authorities. . . . . . . . . . .   11
     3.13.          No Violation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     3.14.          Good Title Conveyed, Etc. . . . . . . . . . . . . . . . . . . . . . . .   11
     3.15.          Government Licenses, Permits. . . . . . . . . . . . . . . . . . . . . .   12
     3.16.          Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     3.17.          Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     3.18.          Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . .   13
     3.19.          No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . .   13
     3.20.          Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     3.21.          Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     3.22.          Labor Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     3.23.          Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     3.24.          Date of Representations and Warranties. . . . . . . . . . . . . . . . .   15


   ARTICLE IV.      REPRESENTATIONS AND WARRANTIES OF PURCHASER . . . . . . . . . . . . . .   16
     4.1.           Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . .   16
     4.2.           Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     4.3.           No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     4.4.           Consent and Approvals of Governmental Authorities . . . . . . . . . . .   16
     4.5.           Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     4.6.           Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     4.7.           Representations of Sellers; Current Net
                      Assets Statement  . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     4.8.          Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

    ARTICLE V.       COVENANTS AND AGREEMENTS OF THE PARTIES . . . . . . . . . . . . . . . .   17
        5.1.         Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
        5.2.         Instruments of Conveyance and Assumption  . . . . . . . . . . . . . . .   17
        5.3.         Noncompetition  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

    ARTICLE VI.      EMPLOYEE MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
        6.1.         Covered Employees; Prior Service  . . . . . . . . . . . . . . . . . . .   19
        6.2.         Benefits and Prior Service Credit . . . . . . . . . . . . . . . . . . .   19
        6.3.         Vacation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
        6.4.         Severance Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
        6.5.         Specific Benefit Plan Agreements  . . . . . . . . . . . . . . . . . . .   20
        6.6.         Plans Subject to Collective Bargaining Agreements . . . . . . . . . . .   22
        6.7.         Acknowledgement . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
        6.8.         Worker Adjustment and Retraining Notification Act . . . . . . . . . . .   22
        6.9.         Certain Limitations on Purchaser's Obligations  . . . . . . . . . . . .   23

    ARTICLE VII.     DELIVERIES AT CLOSING . . . . . . . . . . . . . . . . . . . . . . . . .   23
        7.1.         Documents to be Delivered by Sellers  . . . . . . . . . . . . . . . . .   23
        7.2.         Documents to be Delivered by Purchaser. . . . . . . . . . . . . . . . .   23
        7.3          Agreements to be Executed by the Parties. . . . . . . . . . . . . . . .   23

    ARTICLE VIII.    SURVIVAL, INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . .   24
        8.1.         Survival of Representations and Warranties  . . . . . . . . . . . . . .   24
        8.2.         Indemnification.    . . . . . . . . . . . . . . . . . . . . . . . . . .   24
        8.3          Exclusivity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

    ARTICLE IX.      MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
        9.1.         Public Announcements; Notices . . . . . . . . . . . . . . . . . . . . .   26
        9.2.         Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
        9.3.         Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
        9.4.         Binding Effect; No Assignment; No Third Party Beneficiary . . . . . . .   27
        9.5.           Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
        9.6.         Waivers and Amendments; Non-Contractual Remedies; Preservation of
                       Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
        9.7          Change of Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
        9.8          Knowledge.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

                                         EXHIBITS

    Exhibit A               Form of Sales, Marketing and Services
                              Agreement
    Exhibit B               1994 Net Assets Statement and
                              Current Net Assets Statement
    Exhibit C               General Assignment and Bill of Sale
    Exhibit D               Assumption Agreement
    Exhibit E               Opinion of Marc N. Bell,
                              Counsel of New Valley
    Exhibit F               Officers' Certificate of Sellers
    Exhibit G               Opinion of Legal Officer
    Exhibit H               Officer's Certificate of Purchaser

                                   SCHEDULES

   Schedule 3.7(a)           Intellectual Property
   Schedule 3.7(b)           Intellectual Property Agreements
   Schedule 3.7(c)           Intellectual Property -- Claims
   Schedule 3.11             Benefit Plans
   Schedule 3.16             Conduct of Business
   Schedule 3.17             Litigation
   Schedule 3.20             Material Contracts
   Schedule 6.1              Covered Employees

        ASSET PURCHASE AGREEMENT (this "Agreement") dated as of September 30, 1995 among NEW VALLEY CORPORATION, a New York corporation ("New Valley"), WESTERN UNION DATA SERVICES COMPANY, INC., a Delaware corporation and a wholly owned subsidiary of New Valley ("DSC", and together with New Valley, "Sellers"), and FIRST FINANCIAL MANAGEMENT CORPORATION, a Georgia corporation ("Purchaser").


                                  RECITALS:


        WHEREAS, New Valley owns all of the issued and outstanding shares of capital stock of DSC;

        WHEREAS, DSC owns substantially all of the assets related to and is engaged in the business of providing messaging services to individuals and high volume commercial users including, without limitation, Mailgram, Telegram, Cablegram, Priority Letter, Action Hotline, Automated Voice Telegram, Commercial Telegram, Custom Letter, and Opiniongram, and New Valley owns or leases certain assets used therein (the "Messaging Business");

        WHEREAS, New Valley and Purchaser entered into a Trademark Agreement (the "Trademark Agreement") dated as of November 15, 1994, which was one of the agreements entered into in connection with the sale by New Valley to Purchaser of all the stock of Western Union Financial Services, Inc. ("FSI") pursuant to that certain Purchase Agreement dated as of October 20, 1994 between New Valley and Purchaser, as amended (the "1994 Purchase Agreement"), which provided in
Section 11 thereof (l) for the contribution of the Messaging Business to DSC,
(2) for DSC to conduct the Messaging Business in the ordinary course of business, subject to certain restrictions set forth therein and (3) the right of Purchaser to cause New Valley to sell the capital stock of DSC for $20 million and the right of New Valley to cause Purchaser to purchase the capital stock of DSC for $20 million (such proposed purchase and sale of the capital stock of DSC being referred to herein as the "Proposed Option Sale");

        WHEREAS, Purchaser is familiar with DSC, its assets and liabilities and the Messaging Business as conducted by DSC (i) from and after November 15, 1994, through its provision of services to DSC and New Valley under the Related Agreements (as defined in the 1994 Purchase Agreement) and (ii) prior to November 15, 1994, from the fact that the Messaging Business was operated by former executive officers of New Valley, certain of which executive officers became employees of Purchaser and/or FSI, as the case may be, in connection with the transactions contemplated by the 1994 Purchase Agreement;

        WHEREAS, Sellers desire to sell and transfer, and Purchaser desires to purchase and acquire, all of the assets of DSC and the assets of New Valley used in connection with the Messaging Business, to the extent specified in Section 1.1, all with the intention that the Acquisition (as defined in Section 1.5) have substantially the same effect as if Purchaser and New Valley had consummated the Proposed Option Sale (assuming such assets of New Valley had been transferred to DSC prior to the Closing (as defined below));


        WHEREAS, Sellers desire to transfer to Purchaser, and Purchaser has agreed to assume, all of the liabilities of DSC, the liabilities of New Valley relating to the Messaging Business or relating to the assets transferred to Purchaser hereunder, to the extent specified in Section 1.5, all with the intention that Acquisition have substantially the same effect as if Purchaser and New Valley had consummated the Proposed Option Sale (assuming such liabilities of New Valley had been transferred to DSC prior to the Closing);

        WHEREAS, in conjunction with this Agreement, Purchaser, Seller, and FSI have entered into an agreement dated as of the date hereof, (the "Release and Termination Agreement"), which, among other things, provides for (i) the termination of the Ancillary Agreements (as defined in the Release and Termination Agreement), (ii) the settlement of certain purchase price adjustments with respect to the Audited Pro Forma Balance Sheet under the 1994 Purchase Agreement and (iii) the release from escrow of certain monies under the Escrow Agreement (as defined in the 1994 Purchase Agreement); and

        WHEREAS, Purchaser and Sellers have received regulatory clearance for the consummation of the Acquisition with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        NOW, THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


ARTICLE I.        PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES.

        1.1. PURCHASE OF ASSETS. Upon the terms and subject to the conditions of this Agreement, on October 31, 1995 (the "Closing Date"), Sellers shall sell and transfer to Purchaser, or its designated affiliates (any references herein to Purchaser being deemed to include such designated affiliates unless the context indicates otherwise), and Purchaser shall purchase and acquire from Sellers (1) all of the assets, rights and properties of whatever nature owned, leased or held by DSC; (2) the trademarks, tradenames, trade dress, purchase orders, licenses, contracts, books and records and leases owned or held by New Valley that are used in or related to the Messaging Business; and (3) without duplication, the assets currently used in the Messaging Business listed on Schedules 1.2 and
1.3 of the 1994 Purchase Agreement (the assets described in clauses (1), (2) and (3) being referred to herein as the "Assets"), in each case free and clear of any lien, encumbrance, claim, security interest, mortgage, pledge, charge, license, option, judgment, order, decree, or interest, in each case, of any kind or nature (collectively, "Liens"), other than Permitted Liens (as defined in Section 3.14). The assets of New Valley described in clause (2) above constitute the only types of assets owned or held by it that are used in and material to the Messaging Business. The consummation of the Acquisition on the Closing Date is referred to herein as the "Closing".

        1.2.             EXCLUDED ASSETS.       Notwithstanding any provision
hereof, all books and records with respect to the Messaging Business that Sellers are required to retain pursuant to any statute, rule, regulation or ordinance, and general books of account, books of original entry and other books and records relating to the foregoing (the "Excluded Assets") shall be retained by Sellers and shall not be transferred to Purchaser, provided that copies thereof shall be provided to Purchaser upon request.

        1.3. OTHER AGREEMENTS. The Mailgram Agreement, as amended, between the United States Postal Service and DSC, as assignee of New Valley, formerly known as The Western Union Telegraph Company, dated January 3, 1976 and the FCC Section 214 Authorization held by DSC relating to, among other things, the Cablegram service (the license and agreement described in this Section 1.3 being referred to herein as the "Other Agreements") shall be retained by DSC in accordance with the terms and conditions of a separate agreement, in the form of Exhibit A (the "Sales, Marketing and Services Agreement") to be entered into by and between DSC and Purchaser on the Closing Date, unless otherwise agreed by the parties.

        1.4. DEFERRED ASSETS; CONSENTS OF THIRD PARTIES. If, on the Closing Date, Sellers have not obtained one or more authorizations, approvals or consents required to transfer all of their right, title or interest in or to any of the Assets, other than the Excluded Assets (a "Consent"), or if an attempt to transfer any of the Assets would be ineffective or commercially impractical, then such Assets shall constitute "Deferred Assets", and shall not be transferred to Purchaser at the Closing; but thereafter (a) each of the parties hereto will (i) continue to use all commercially reasonable efforts to obtain all such Consents and/or to remove any other impediments to the transfer of each Deferred Asset to Purchaser, and Sellers will transfer same to Purchaser as soon as reasonably practicable after the receipt of each such Consent and/or removal of such impediment and (ii) until such transfer is accomplished, the parties hereto will cooperate in any lawful arrangement reasonably acceptable to

New Valley and/or DSC, as appropriate, (including performance by New
Valley and/or DSC, as the case may be, as agent, after having received such assurances and/or additional indemnities from Purchaser as the applicable Seller may reasonably require) to provide Purchaser with the benefits of such Deferred Asset and New Valley and/or DSC, as the case may be, will enforce, at the request and for the account of Purchaser, any of their interests therein against any other parties thereto (including the right to terminate any such Deferred Asset in accordance with its terms); provided, however, that, notwithstanding any other provision in this Agreement, (i) Sellers shall not incur any liability to Purchaser as a result of any failure to so obtain any Consent or to transfer any Deferred Asset to Purchaser as a result of the failure to so obtain a Consent or if such transfer would be ineffective or commercially impractical (notwithstanding Sellers' good faith efforts to do so) and (ii) the obligations of Sellers under this Section 1.4 shall terminate 18 months following the Cut-Off Date (as defined in Section 1.5(b)). Purchaser shall promptly reimburse Sellers for any costs and expenses reasonably incurred (including, without limitation, the cost of providing the services of any employee or affiliate of New Valley or DSC requested by Purchaser), additional fees, damages and any and all other costs, fees or other expenses incurred by Sellers in connection with any action taken by them under this Section 1.4. The parties hereto shall cooperate and act in good faith from and after the Closing to effect the transfers and other actions specified in this Section 1.4. Notwithstanding any provision hereof, Sellers shall execute such documents or instruments as Purchaser may reasonably request to perfect Purchaser's title in and to the Assets (including the Deferred Assets) transferred to Purchaser hereunder.

        1.5. ASSUMPTION OF LIABILITIES. (a) Purchaser shall assume all of the liabilities and obligations whether known or unknown, tangible or intangible, contingent, fixed, liquidated or otherwise ("Liabilities") (i) of DSC, (ii) of the Messaging Business, (iii) of New Valley, insofar as such Liabilities arise out of or are related to the Messaging Business or the Assets (including, without limitation, the McLean Lease (as defined in Section 3.8) and the Deferred Assets) and (iv) otherwise arising out of the Assets (including the Deferred Assets) (collectively, the "Assumed Liabilities"), other than the Excluded Liabilities (as defined in Section 1.5(b)). The purchase and sale of the Assets (including the transfer of the Deferred Assets pursuant to Section 1.4) and the transfer and assumption of the Assumed Liabilities is sometimes referred to herein as the "Acquisition"). Notwithstanding any provision hereof:

                        (b) Except as provided in Section 9.5, Purchaser shall not assume any Liability for Federal, state, local or foreign taxes relating to the Messaging Business or the Assets or assessed against or payable by New Valley or DSC with respect to any period ending on or before September 30, 1995 (the "Cut-Off Date"); provided, that any taxes relating to the Messaging Business or the Assets (other than income or franchise taxes) that are imposed for a taxable period that includes the Cut-Off Date shall be allocated pro rata per day between the period ending on the Cut-Off Date and the period commencing after the Cut-Off Date, and Purchaser shall be liable for such taxes allocable to the period commencing after the Cut-Off Date; and

                 (c) Purchaser shall not assume any Liability which arises out of or is due to the breach of any covenant, representation or warranty made by Sellers in this Agreement to which Purchaser is entitled to indemnification. The Liabilities described in clauses (a) and (b) hereof (other than in the proviso of clause (a) above) shall be referred to herein as the "Excluded Liabilities".


ARTICLE II.      PURCHASE PRICE; CLOSING.

    2.1.         PURCHASE PRICE AND ADJUSTMENTS.


                 (a) At the Closing, in consideration of the transfer and sale of the Assets by Sellers and the assumption of the Assumed Liabilities by Purchaser, Purchaser shall pay to Sellers $20 million in cash (the "Purchase Price"), subject to adjustment as provided in paragraph (b) below. The Purchase Price shall be paid to Sellers by wire transfer of immediately available funds, to such accounts as may be designated by New Valley.

                 (b) The Purchase Price shall be subject to adjustment as follows:

                 (1) New Valley has caused FSI to prepare an unaudited Statement of Net Assets of DSC as of November 1, 1994 (the "1994 Net Assets Statement").

                 (2) New Valley has caused FSI to prepare and deliver to New Valley an unaudited Statement of Net Assets of DSC as of September 30, 1995 (the "Current Net Assets Statement"), which (i) has been prepared using the historical accounting practices of New Valley,
             (ii) other than with respect to the treatment of taxes, has been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and (iii) fairly presents the assets and liabilities of DSC at September 30, 1995. The 1994 Net Assets Statement and the Current Net Assets Statement are each set forth on Exhibit B.

                 (3) Because the excess of DSC's assets over its liabilities as reflected on the Current Net Assets Statement is $2.46 million less than the excess of DSC's assets over its liabilities as reflected on the 1994 Net Assets Statement, the Purchase Price payable at Closing shall be $17.54 million.

        2.2. CLOSING. The Closing shall take place at the offices of Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005 at 9:00 a.m. on October 31, 1995 or at such other time or place as the parties may agree.


ARTICLE III.     REPRESENTATIONS AND WARRANTIES OF SELLERS.

        Sellers hereby represent, covenant and warrant to Purchaser as follows:

        3.1. CORPORATE ORGANIZATION. New Valley is a corporation duly organized and validly existing under the laws of the State of New York.
DSC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business require such qualification, except jurisdictions in which its failure to qualify to do business would not have a material adverse effect on the business, prospects, operations, properties, assets or financial condition of the Messaging Business (a "Material Adverse Effect"). The certified copies of the Certificate of Incorporation and the By-Laws of New Valley and DSC heretofore made available to Purchaser are complete and correct copies of such instruments as are presently in effect.

        3.2. CAPITAL STOCK OF DSC. All of the issued and outstanding shares of capital stock of DSC are owned beneficially and of record solely by New Valley.

        3.3.       SUBSIDIARIES AND AFFILIATES. DSC has no subsidiaries.
New Valley does not own, directly or indirectly, any capital stock or other equity interest in any corporation or other entity which has any equity, debt or similar interest in the Messaging Business.

        3.4.       AUTHORIZATION.   Sellers have full corporate power and
authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Boards of Directors of Sellers, and New Valley as the sole shareholder of DSC, have taken all necessary action to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a legal, valid and binding agreement of New Valley and DSC, enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (iii) enforceability of the indemnification provisions of this Agreement may be subject to limitations of public policy under Federal or state laws.

        3.5.       FINANCIAL STATEMENTS.  The Current Net Assets Statement
(i) has been prepared using the historical accounting practices of New Valley,
(ii) other than with respect to the treatment of taxes, has been prepared in accordance with GAAP and (iii) fairly presents the assets and liabilities of DSC at September 30, 1995.

        3.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement (including the Schedules hereto):

                   (a) since November 15, 1994, the Messaging Business has been conducted in the ordinary course consistent with the restrictions contained in Section 11 of the Trademark Agreement (after giving effect to the adjustments in Section 2.1) and there has not been:

                   (i) any material adverse change in the financial position or results of operations of the Messaging Business or of DSC from that reflected in the 1994 Net Assets Statement;

                  (ii) any material adverse change in the Messaging Business or the assets or financial condition of DSC; or

                 (iii) any event or events that could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and

                  (b) since September 30, 1995, to New Valley's knowledge, no event has occurred (whether by action of New Valley or DSC or otherwise) that would cause the representations and warranties of Sellers contained in this
Article III, taken as a whole, to be untrue or inaccurate in any material respect.

        3.7.       INTELLECTUAL PROPERTY.

                   (a) Schedule 3.7(a) sets forth all interests of Sellers in all material trademarks, service marks and trade names, whether or not registered and including all common law rights, all registrations therefor in the United States and throughout the world and all attendant rights used (or, as scheduled, intended to be used) in the Messaging Business ("Marks"). All Marks and computer software owned or used by New Valley or DSC in, and that are material to, the Messaging Business, as presently conducted by DSC, and all applications for any of the foregoing (collectively, "Intellectual Property"), have previously been, or are in the process of being, contributed to DSC.
Schedule 3.7(b), which has been prepared by Purchaser with Sellers' assistance, contains a list of all licenses, sublicenses and other agreements ("Intellectual Property Agreements") relating to the Intellectual Property.

                    (b)   (i)     Upon the Closing and  after giving effect to
             the transactions contemplated hereby, Purchaser (A) shall own, free and clear of all Liens (other than restrictions contained in the Intellectual Property Agreements and Permitted Liens, and assuming that all required Consents have been obtained), all right, title and interest in and to the Marks, and the goodwill relating thereto, (B) shall receive or own all right, title and interest in and to, or other non-proprietary rights to the use of, all other Intellectual Property and the goodwill relating thereto, and (C) as a result of the foregoing, shall receive or own or will be licensed or otherwise have the right to use, all Intellectual Property licensed by New Valley or DSC, in each case excepting Liens or other impediments created by Purchaser or other actions required to be taken by Purchaser to register or otherwise perfect its interest in the Marks;

                        (ii) except as set forth in Schedule 3.7(c), to the knowledge of Sellers, the use by Sellers of the Intellectual Property does not infringe upon the rights of any third party anywhere in the world, nor are there any infringing or diluting uses of the Marks by any third party anywhere in the world;

                       (iii) Schedule 3.7(c) contains a list of all material adverse claims, disputes, demands, proceedings, or litigation that have been asserted or, to the knowledge of Sellers, threatened, against New Valley or DSC, by any person anywhere in the world, to the use, ownership or validity of the Marks and Sellers do not know of any other valid basis for any such claims, disputes, demands, proceedings, or litigation, the original files relating to which have been previously delivered to Purchaser by New Valley; and

                         (iv) except for the Intellectual Property Agreements, to the knowledge of Sellers, there is no outstanding order, decree, stipulation, written restriction, undertaking, administrative or judicial decision or judgment, or any other kind of agreement, against New Valley or DSC or to which either of them is a party, materially limiting or restricting the use or licensing of the Marks or declaring any abandonment thereof anywhere in the world.

                   (c) Notwithstanding any provision of this Agreement, Sellers shall not have any Liability to Purchaser under this Section 3.7 or otherwise with respect to the Intellectual Property or Intellectual Property Agreements, and Purchaser shall not be entitled to any indemnification for any

   Loss relating to the foregoing, except where such Loss arose out of actions taken or not taken, as the case may be, by Sellers during the period commencing on November
   15, 1994 and ending on the Closing Date.

            3.8.       LEASES OF REAL PROPERTY.  To the
   knowledge of Sellers, the Lease dated August 25, 1987, as amended by the First Amendment dated March 10, 1988 and the Second Amendment dated December 31, 1991 between New Valley and Westgate, a Virginia Limited Partnership, relating to premises at McLean, Virginia (the "McLean Lease"), other than the sublease with Purchaser for the Paramus office space, is the only real property lease pursuant to which New Valley or DSC leases real property used in connection with the Messaging Business or to which DSC is a party. The McLean Lease is in full force and effect and constitutes a valid and binding obligation of New Valley and, to Sellers' knowledge, the other party thereto; and (b) at the Closing Date, there will be no default under the McLean Lease by New Valley, or, to Sellers' knowledge, the other party thereto. To Sellers' knowledge, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under such lease entitling either party to terminate the McLean Lease, and, assuming all required Consents have been obtained, the continuation, validity and effectiveness of the McLean Lease under the current terms thereof will in no way be affected, altered or impaired by the consummation of the Acquisition. A true and complete copy of the McLean Lease, including all amendments thereto, has been made available to Purchaser. DSC does not now own, and has not owned since November 15, 1994, any real property, and New Valley does not own any real property used in the Messaging Business.

            3.9.       TAXES.  As used in this
   Agreement, "taxes" or "tax liability" means all taxes (including but not limited to income taxes, excise taxes, sales taxes, gross receipts or any other taxes), including applicable interest, additions to tax and penalties. Sellers hereby represent and warrant that:

                       (a)     DSC has filed all required
   material tax returns, and has paid all material taxes shown thereon as owing.

                       (b)     DSC has withheld and paid all
   material taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                       (c)     Neither New Valley nor any
   current director, officer, or employee responsible for tax matters of New Valley or DSC is aware of any proposed tax assessment by any tax authority for additional taxes of DSC for any period for which tax returns have been filed, and there is no currently pending proposed assessment relating to the Messaging Business concerning any tax liability of New Valley's affiliated group or DSC of which such persons have knowledge.

                      (d)     DSC has not been a member of an
   affiliated group filing a consolidated federal income tax return, or any consolidated or combined or unitary group filing a state tax return, other than a group the common parent of which is New Valley.

                      (e)     New Valley has on behalf of its
   affiliated group, including DSC, filed all material required tax returns for any period during which DSC has been a member of the group, and has paid all material taxes shown thereon as owing. Such returns are correct and complete in all material respects insofar as they relate to DSC, the Assets or the Messaging Business.

            3.10. INSURANCE. Assuming the full performance by FSI of its obligations under Section 6(F) of the Services Agreement dated as of November 15, 1994, by and among FSI, New Valley and DSC, to the knowledge of Sellers, all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by DSC relating to the Messaging Business are in full force and effect, all remiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

            3.11.   BENEFIT PLANS.  (a) Schedule 3.11
   contains a true and complete list of New Valley's and DSC's "employee benefit plans" within the meaning of
   Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all stock option, deferred compensation, incentive and similar plans (i) of DSC and (ii) of New Valley, insofar as such plans relate to the Messaging Business or individuals employed thereby on September 30, 1995 (collectively, the "Benefit Plans"). Each Benefit Plan is in writing, and New Valley has previously made available to Purchaser a true and correct copy of each Benefit Plan, together with a true and complete copy of the relevant trust instruments, the most recently filed Internal Revenue Service ("IRS") Form 5500 and the most recently received IRS determination letter. No Benefit Plan subject to Title IV of ERISA has been terminated and no proceeding has been initiated to terminate any Benefit Plan with respect to which Purchaser would be expected to incur any liability, direct or indirect, contingent or otherwise, under Title IV of ERISA. To the knowledge of Sellers, no action or claims (other than routine claims for benefits made in the ordinary course of administration of the Benefit Plans) are pending, threatened or imminent against or with respect to any Benefit Plan, or any sponsor or fiduciary (as defined in Section 3(21) of ERISA) of any Benefit Plan. Neither New Valley nor DSC has engaged in a transaction described in Section 4069 of ERISA. Neither New Valley, DSC nor any Benefit Plan has engaged in any prohibited transaction (as defined in Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code, as amended (the "Code")) for which a statutory exemption is not available. No Benefit Plan under which New Valley or DSC has any liability or other obligation is or was a "multiple employer plan" within the meaning of Section 413(c) of the Code, or a "multiemployer plan" as defined in Section
   3(37) of ERISA.

                      (b)  Each Benefit Plan which is
   intended to qualify under Section 401(a) of the Code has been determined to be so qualified by the IRS, and nothing has occurred since the date of the last such determination which has resulted or is likely to result in the revocation of such determination. Each Benefit Plan has been operated and administered in all material respects in accordance with its respective terms and applicable law.

            3.12. CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. To the knowledge of Sellers, except for the Other Agreements and non-material government contracts, no material consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by Sellers of this Agreement or the consummation of the transactions contemplated hereby (other than such consents, approvals authorizations, declarations, filings or registrations that are required as a result of the legal or regulatory status of Purchaser or any of its affiliates).

            3.13.   NO VIOLATION.  To the knowledge of
   Sellers, neither the execution and delivery by Sellers of this Agreement nor the consummation by Sellers of the transactions contemplated hereby will violate any provision of the certificate of incorporation or by-laws of New Valley or DSC, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Lien, other than Permitted Liens, or adverse interest of any kind or nature whatsoever on the Assets pursuant to any agreement or commitment to which the Sellers are bound or any of the Assets are subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority, except for (i) any Consents required to be obtained in connection with the Deferred Assets and (ii) such violations, conflicts, defaults or other events as would not individually or in the aggregate have a Material Adverse Effect (other than such violations, defaults or other events that would occur as a result of the legal or regulatory status of Purchaser or any of its affiliates).

            3.14. GOOD TITLE CONVEYED, ETC. At the Closing Date, Sellers will transfer to Purchaser good and valid title to the Assets owned by Sellers free and clear of all Liens, other than (i) Permitted Liens, (ii) Liens known to Purchaser or any of its affiliates or (iii) the Intellectual Property Agreements. The instruments to be executed and delivered to Purchaser by the Sellers at the Closing will be legal, valid and binding obligations of the Sellers, enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and will effectively vest in Purchaser good and valid title to the Assets (other than with respect to the Excluded Assets, the Other Agreements and the Deferred Assets, but only to the extent specified in Article I) free and clear of all Liens, other than Permitted Liens. As used in this Agreement, "Permitted Lien" shall mean (i) any Lien for taxes not yet due or delinquent, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a Liability that is not yet due or delinquent, (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens could not reasonably be expected to have a Material Adverse Effect and (iv) any Liens created by Purchaser or any affiliate thereof.

            3.15. GOVERNMENT LICENSES, PERMITS AND RELATED AUTHORIZATIONS. To the knowledge of Sellers, DSC has all licenses, permits, consents, approvals, authorizations, qualifications and orders (collectively, "Authorizations") of any applicable Federal, state and local United States and foreign governmental agencies and authorities ("Governmental Agencies") necessary to enable DSC to conduct the Messaging Business as presently conducted, except where the failure to have any such Authorization would not, individually or in the aggregate, have a Material Adverse Effect, and all such Authorizations are valid and in full force and effect.


            3.16. CONDUCT OF BUSINESS. In reliance upon the representations, warranties and covenants of Purchaser and FSI in the Related Agreements relating to the conduct of the Messaging Business, the Messaging Business is, and since November 15, 1994 has been, except as set forth in
   Schedule 3.16, operated and maintained in compliance with each applicable law, regulation, ordinance and code promulgated by any Governmental Agency and the restrictions on the operation of the Messaging Business specified in Section 11 of the Trademark Agreement, except for those instances of noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the adjustments to the Current Net Assets Statement or where any such monies were transferred with the actual knowledge and consent of Purchaser, since the Cut-Off Date, no cash receipts of the Messaging Business have been removed by or paid to New Valley or any of its affiliates from any bank account relating to the Messaging Business.

            3.17.   LITIGATION.  Except as set forth in
   Schedule 3.17, to the knowledge of Sellers, no action, suit, proceeding or investigation is pending or threatened against New Valley and/or DSC relating to or affecting the Messaging Business except (i) for any actions, suits, proceedings or investigations that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) which could reasonably be expected to result in the issuance of any judgment, decree, injunction or similar order (whether preliminary or final) of a governmental or regulatory authority restraining, enjoining or otherwise prohibiting or making illegal the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

            3.18.   ENVIRONMENTAL MATTERS.

                      (a)     The Messaging Business, the
   Assets and all other properties owned, leased, used or operated by DSC in the Messaging Business have been operated in compliance in all material respects with all applicable environmental laws except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

                      (b)     DSC has obtained, maintained
   and complied with all permits, licenses, approvals and other authorizations which are required for the operation of the Messaging Business pursuant to applicable environmental laws, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect, and has maintained all material records and made all material filings required by applicable environmental laws.

                      (c)     To the knowledge of Sellers,
   Sellers have not received any notice of any pending or threatened investigation, proceeding or claim relating to the Messaging Business or the Assets to the effect that either of them is or may be liable to any person, or responsible or potentially responsible for the costs of any remedial or removal action or other cleanup costs, as a result of noncompliance with any applicable environmental laws or arising out of the presence, generation, storage, treatment or disposal of hazardous substances, solid or hazardous wastes, petroleum or toxic materials, including liability under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any similar state superfund law.

                      (d)  The performance by Sellers
   hereunder does not require compliance with, and/or is exempt from the requirements of any state superfund or other environmental law relating to the transfer of real property or leasehold interest, or disclosure of actual or potential environmental liabilities.

            3.19. NO UNDISCLOSED LIABILITIES. Except (i) as otherwise disclosed in (x) this Agreement (including any Exhibit or Schedule hereto) or (y) the Current Net Assets Statement, (ii) for any Liabilities of the Messaging Business that were not recorded on the 1994 Net Assets Statement but were incurred on or prior to November 1, 1994 and (x) of which Sellers do not have knowledge or
   (y) are not material and (iii) for Liabilities incurred in the ordinary and usual course of the Messaging Business since November 1, 1994 not required to be recorded on the Current Net Assets Statement under GAAP, Sellers have no knowledge of any material Liability relating to or arising in connection with the Messaging Business or the Assets (including the Deferred Assets).

            3.20.   CONTRACTS.

                    (a) Except as disclosed in Schedule
   3.20, all material contracts to which New Valley or DSC (or any division of New Valley) is a party relating to the Messaging Business or the Assets (each a "Material Agreement") are legally valid and binding, except to the extent specified in clauses (i) through (iii) of Section
   3.4 or where the invalidity or nonbinding nature of any Material Agreement would not have a Material Adverse Effect; and neither New Valley nor DSC, nor, to Sellers' knowledge, any other party thereto, is in default in the performance of any of its obligations under any Material Agreement, except for defaults which would not, individually or in the aggregate, have a Material Adverse Effect. Sellers have delivered to Purchaser a list containing certain material contracts, purchase orders, revenue sources, accounts payable and other agreements of the Messaging Business that are being transferred to Purchaser hereunder. To the knowledge of Sellers, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by New Valley, DSC or the other parties thereto, under any Material Agreement entitling the non-defaulting party to terminate any such Material Agreement, and, assuming that the required Consents are obtained, the continuation, validity and effectiveness of all such Material Agreements under the current terms thereof will in no way be affected, altered or impaired by the consummation of the Acquisition.

                    (b) No Material Contract is an (i)
   agreement which provides for the provision of management or similar services by or to the Messaging Business (except for the Sales, Marketing and Services Agreement),
   (ii) agreement which restricts the Messaging Business or any party contracting therewith from entering into any line of business or which contains geographic restrictions on the ability to conduct business activities, (iii) agreement with a governmental authority outside of the ordinary course of business, (iv) agreement, other than the Related Agreements, between DSC or New Valley (or any of their affiliates), on the one hand, and the Messaging Business on the other hand or (v) agreement with any broker, distributor, dealer or with respect to any franchise or agency relationship outside of the ordinary course of business.

                    (c)  Since November 15, 1994, neither
   New Valley nor DSC has entered into any contract, agreement or commitment relating to the Messaging Business that would be prohibited under the terms of Section 11 of the Trademark Agreement.

            3.21. BROKERS AND FINDERS. None of New Valley, DSC, or any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

            3.22.   LABOR RELATIONS.    (a)  Each of New
   Valley (relating solely to its conduct of the Messaging Business) and DSC is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours with respect to the Messaging Business, except for such noncompliance as would not individually or in the aggregate have a Material Adverse Effect; (b) as of the date hereof, there are no charges, known investigations, administrative proceedings or formal complaints of discrimination pending or, to Sellers' knowledge, threatened before the Equal Employment Opportunity Commission or any other Governmental Agency against New Valley or DSC in connection with the Messaging Business; (c) there have been no governmental audits of the equal employment opportunity practices of DSC or New Valley relating to the Messaging Business; (d) as of the date hereof, there is no unfair labor practice complaint or charge against or involving New Valley (relating solely to its conduct of the Messaging Business) or DSC, or to Sellers' knowledge, threatened before the National Labor Relations Board or any other Governmental Agency in respect of the Messaging Business; (e) there is no ongoing (and since November 15, 1994 has not been any) material labor strike, dispute, organizing effort, slow down, stoppage or other concerted labor difficulty pending, involving or threatened against or affecting the Messaging Business which resulted in a Material Adverse Effect, and
   (f) no "representation" question exists (or has existed since November 15, 1994) respecting employees of the Messaging Business. Certain employees of the Messaging Business are covered by the Communications Workers of America Collective Bargaining Agreement, a copy of which has been delivered to Purchaser.

            3.23.   FULL DISCLOSURE.

                    (a)  Except as specifically disclosed
   in this Agreement (including any Schedule or Exhibit hereto), Sellers are not aware of any facts pertaining to the Messaging Business which could, individually or in the aggregate, have a Material Adverse Effect, or that could be expected to impair the ability of Sellers to perform this Agreement and the transactions contemplated hereby.

                    (b)  To the knowledge of Sellers, no
   representation or warranty of Sellers in this Agreement, nor any financial or other written statement (considered together with all other financial or other written statements) or certificate furnished or to be furnished to Purchaser pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

               3.24.    DATE OF REPRESENTATIONS AND
   WARRANTIES. Each of the representations and warranties of Sellers contained in this Article III is given as of the Cut-Off Date, other than the representations and warranties contained in Section 3.1, 3.2,

3.3, 3.4 and 3.6(b), each of which is given as of the Closing Date.

ARTICLE IV.      REPRESENTATIONS AND WARRANTIES OF PURCHASER.

          Purchaser represents and warrants to Sellers as follows:

      4.1.       CORPORATE ORGANIZATION.
Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Georgia.

      4.2.       AUTHORIZATION.  Purchaser has
full corporate power and authority to enter into this
Agreement and to carry out the transactions contemplated
hereby.   Purchaser has taken all necessary action to
authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a legal, valid and binding agreement of Purchaser enforceable in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and
(iii) enforceability of the indemnification provisions of this Agreement may be subject to limitations of public policy under Federal and state securities laws.

      4.3.       NO VIOLATION.  Neither the
execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the certificate of incorporation or by-laws of Purchaser, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Purchaser is a party or by which Purchaser is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority, except for such violations, conflicts or defaults as would not have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

      4.4.       CONSENT AND APPROVALS OF
GOVERNMENTAL AUTHORITIES. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Agency is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      4.5.       LITIGATION.  No action, suit,
proceeding or investigation is pending or, to the knowledge of Purchaser, threatened, against, relating to or affecting Purchaser or any of its assets or properties which could reasonably be expected to result in the issuance of any judgment, decree, injunction or similar order (whether preliminary or final) of a governmental or regulatory authority restraining, enjoining or otherwise prohibiting or making illegal the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         4.6.    BROKERS AND FINDERS.  Neither
Purchaser nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         4.7.    REPRESENTATIONS OF SELLERS;
CURRENT NET ASSETS STATEMENT. Purchaser is not aware of any facts or circumstances that would (i) render untrue or inaccurate in any material respect any representation or warranty of Sellers contained in Article III (other than in Sections 3.1, 3.2, 3.3, 3.4, 3.14, 3.21, and 3.23), including all information scheduled in connection therewith or (ii) indicate that, assuming the accuracy of Sellers' representation in Section 3.19, the financial information contained in the Current Net Assets Statement does not fairly present the assets and liabilities of DSC at September 30, 1995.

         4.8.    FULL DISCLOSURE.  To the
knowledge of Purchaser and FSI, no representation or warranty of Purchaser in this Agreement, nor any financial or other written statement (considered together with all other financial or other written statements) or certificate furnished or to be furnished to Sellers pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V.       COVENANTS AND AGREEMENTS OF THE PARTIES.

         5.1.    CONFIDENTIALITY.  Each party
hereto will hold all information described as "confidential information" in the Letter Agreement dated
June 30, 1994 between New Valley and Purchaser confidential in accordance with the terms thereof which agreement shall remain in full force and effect after the Closing as provided therein.

        5.2      INSTRUMENTS OF CONVEYANCE AND ASSUMPTION.

                 (a)  At the Closing (i) Sellers shall
execute and deliver to Purchaser the General Assignment and Bill of Sale attached as Exhibit C (the "Bill of
Sale"), pursuant to which Sellers will transfer the Assets to Purchaser and (ii) Purchaser shall execute and deliver to Sellers the Assumption Agreement attached as Exhibit D
(the "Instrument of Assumption"), pursuant to which Purchaser will assume all of the Assumed Liabilities.

                   (b)  Following the Closing (i) Seller
shall execute such other documents and instruments as Purchaser may reasonably request to vest in Purchaser good and valid title, free and clear of all Liens, other than Permitted Liens, to the Assets, including the Deferred
Assets, and all interests owned, licensed or otherwise held by Sellers directly or indirectly in such Assets or the Marks and (ii) Purchaser shall execute such other documents and instruments as Sellers may reasonably request to effectively assume all Liabilities relating to or arising from the Deferred Assets transferred to Purchaser pursuant to Section 1.4.

         5.3.      NONCOMPETITION.

                   (a)  From and after the Closing Date
until October 31, 1997 (the "Restricted Period"), New
Valley (and any subsidiary or affiliate of New Valley, including DSC) shall not engage, directly or indirectly, in the Messaging Business (as such business is conducted on the Cut-Off Date) anywhere in the world or, directly or indirectly, own an interest in, manage, operate, join, control, or participate in or be connected with, as a partner, stockholder or otherwise, any natural person or entity that competes with the Messaging Business (as conducted on the Cut-Off Date); provided, however, that for the purposes of this Section 5.3, ownership of securities having no more than 5% of the outstanding voting power of any such competitor, which are listed on any national securities exchange or traded in the national over-the-counter market (National Association of
Securities Dealers' National Market System) shall not be deemed to be a violation of this Section 5.3, so long as New Valley has no other material relationship with such competitor; and provided, further, that (i) such 5% threshold shall not be deemed to apply to any securities owned by (x) Ladenburg, Thalmann & Co., Inc., an affiliate of New Valley ("Ladenburg"), in the ordinary course of business consistent with past practice, and (y) customers or clients of Ladenburg that are not affiliates of Sellers and (ii) the prohibitions of this Section 5.3(a) shall not apply to customary investment banking activities of Ladenburg provided on an arms'-length basis in the ordinary course of business consistent with past practice, in each case so long as it does not control the issuer of such securities or such customers or clients.
Notwithstanding any provision of this Agreement, nothing contained in this Section 5.3 shall be deemed to prohibit
Sellers or any affiliate of either of them from owning or acquiring any interest in a commercial bank or savings institution that, on an arms'-length basis and in the ordinary course of its business and, lends money or provides other banking services to any entity involved in the Messaging Business (as conducted on the Cut-Off Date), so long as such commercial bank or savings institution, as the case may be, does not control such entity.

                   (b)  As a separate and independent
covenant, New Valley agrees with Purchaser that, during the Restricted Period, New Valley (and any subsidiary or affiliate controlled by New

 Valley) will not in any way, directly or indirectly, for the purpose of conducting or engaging in the Messaging
 Business, call upon, solicit, advise or otherwise do, or attempt to do, business with any customers of the Messaging Business with whom New Valley (or any subsidiary or affiliate thereof controlled by New Valley) had any dealings prior to the Cut-Off Date, or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Messaging Business.

                    (c) At the Closing, New Valley and
 Purchaser shall enter into a side letter providing for certain modifications of Section 5.6 of the 1994 Purchase
 Agreement (the "Side Letter").


 ARTICLE VI.        EMPLOYEE MATTERS.

       6.1          COVERED EMPLOYEES; PRIOR SERVICE.

                    (a)     On the Closing Date, Purchaser,
 or an affiliate controlled by Purchaser, shall offer employment, effective as of October 1, 1995 (the "Transfer
 Date"), to all individuals named in Schedule 6.1 (such employees listed therein being referred to herein as "Covered Employees"), which Schedule shall be prepared by Purchaser (with the assistance of Sellers if needed). Any such offer of employment shall carry cash compensation substantially the same as the cash compensation to which such employees were entitled immediately prior to the Transfer Date.

                    (b)     There are no employment,
 severance or similar agreements or arrangements covering or otherwise relating to any Covered Employee.

          6.2.      BENEFITS AND PRIOR SERVICE
 CREDIT.  Effective as of the Transfer Date, all Covered
 Employees shall cease to participate in all Benefit Plans and shall be immediately entitled to participate in employee benefit and welfare plans established by Purchaser or an affiliate of Purchaser, each of which, other than the Western Union Financial Services Inc.
 Retirement Savings Plan, shall be the same in all material respects to the respective Benefit Plan under which they were covered immediately prior to the Transfer Date.
 Periods of employment with DSC or any affiliate of DSC
 (including, without limitation, any predecessor in interest of DSC or an affiliate of DSC), to the extent recognized under Benefit Plans immediately prior to the Transfer Date, shall be taken into account for purposes of determining, as applicable, eligibility for participation, eligibility for benefits, distributions and vesting of any Covered Employee under Purchaser's employee benefit and welfare plans.

          6.3.      VACATION.  Without limiting the
 generality of Purchaser's obligations under Section 6.2, Purchaser shall establish a vacation pay plan covering all Covered Employees, effective as of the Transfer Date, which plan shall be the same in all material respects to the vacation pay plan covering
 Covered Employees immediately prior to the Transfer Date.
 Under such vacation pay plan, Purchaser shall recognize any vacation accrued by Covered Employees under the vacation pay plan that remained unused as of the Closing
 Date.

          6.4.      SEVERANCE MATTERS.

                    (a)     The employment by Purchaser or
 an affiliate thereof of the Covered Employees effective as of the Transfer Date shall not be considered a severance of employment by Sellers.

                    (b)     Purchaser shall indemnify and
 hold harmless Sellers and their respective affiliates, directors, officers, employees and other agents of New
 Valley or DSC (collectively, "Seller Affiliates"), in accordance with Section 8.2, from and against any Losses
 (as defined in Section 8.2) that may be suffered or incurred by New Valley, DSC or any Seller Affiliate in connection with any termination of employment (voluntary or involuntary) or change in the terms and conditions of employment of any Covered Employee.

          6.5       SPECIFIC BENEFIT PLAN AGREEMENTS.

                    (a)  Sellers shall cause the benefits
 of Covered Employees that have accrued under the Western
 Union Retirement Savings Plan and the Western Union
 Retirement Savings Plan for Bargaining Unit Employees
 (together, the "Seller Savings Plans") as of the Transfer
 Date (the "Accrued Savings Benefits") to be fully vested and non-forfeitable as of such date. Without limiting the generality of Purchaser's obligations under Section 6.2, effective as of the Transfer Date, all Covered Employees shall become participants under the Western Union
 Financial Services Inc.  Retirement Savings Plan or the
 Western Union Financial Services Inc. Retirement Savings
 Plan for Bargaining Unit Employees (together, the
 "Purchaser Savings Plans").  Each of the Purchaser Savings
 Plans shall (i) provide for the transfer to the trust thereunder of the assets attributable to the accounts of Covered Employees under the respective Seller Savings Plan and the crediting and maintenance of such accounts under the applicable Purchaser Savings Plan, (ii) provide that any accounts of Covered Employees transferred thereto from Seller Savings Plans shall be fully vested at all times,
 (iii) preserve for Covered Employees all benefits required to be preserved under Section 411(d)(6) of the Code with respect to their accounts transferred thereto from Seller
 Savings Plans and (iv) provide that periods of employment with DSC or any affiliate of DSC (including, without limitation, any predecessor in interest of DSC or an affiliate of DSC), to the extent recognized under either
 Seller Savings Plan immediately prior to the Transfer
 Date, shall be taken into account for purposes of determining eligibility for participation, distributions, vesting and amount of employer contributions of any Covered Employee under the applicable Purchaser Savings
 Plan.  Provided that Sellers and

 Purchaser have each complied with the foregoing requirements of this Section 6.5(a), as soon as practicable after the Transfer Date, Sellers shall cause the trustee of each Seller Savings Plan to transfer to the trustee of each Purchaser Savings Plan an amount equal to the fair market value of the Accrued Savings Benefits determined as of the valuation date of the Seller Savings
 Plans coinciding with or first following the Transfer
 Date, and Purchaser shall cause the trustee of each Purchaser Savings Plan to accept such transfer.

                    (b)     Without limiting the generality
 of Purchaser's obligations under Section 6.2, effective as of the Transfer Date, all Covered Employees shall become participants in employee welfare plans established by Purchaser or an affiliate of Purchaser, each of which shall be the same in all material respect to the respective Benefit Plan covering Covered Employees as in effect immediately prior to the Transfer Date. Purchaser shall cause each such employee welfare plan (i) to be available to each Covered Employee (and his or her eligible dependents) without any waiting period, (ii) to waive any limitation of Covered Employees (and their eligible dependents) due to pre-existing conditions and any physical examination and actively-at-work requirements and (iii) to credit each Covered Employee with all deductible payments and co-payments paid by such Covered
 Employee under the Benefit Plans during the 1995 calendar year for all relevant purposes. Sellers shall be responsible for all claims incurred prior to the Transfer
 Date in respect of Covered Employees which are payable under the terms and conditions of any Benefit Plan that is an employee welfare plan. Claims incurred on or after the Transfer Date in respect of Covered Employees shall be the sole responsibility of Purchaser in accordance with the terms and conditions of any of Purchaser's employee welfare plans. For purposes of this Section 6.5(b), a claim shall be deemed incurred when (A) with respect to medical or dental benefits, the medical or dental services giving rise to such claim are performed and (B) with respect to life insurance or disability benefits, the event giving rise to such claim occurs. Notwithstanding anything to the contrary in this Section 6.5(b), claims of any Covered Employee who is hospitalized on the Transfer
 Date will remain the responsibility of Sellers until the hospitalization is ended.

                    (c)     Purchaser shall indemnify and
 hold harmless Sellers and any Seller Affiliate, in accordance with Section 8.2, from and against any Losses incurred by Sellers or any Seller Affiliate in connection with the provision of health care continuation coverage for any Covered Employee under the Consolidated Omnibus
 Budget Reconciliation Act of 1985, as amended.

                    (d)     Sellers shall remain
 responsible for all Liabilities arising under any worker's compensation arrangement in connection with the foregoing, to the extent such Liability relates to events occurring solely prior to the Transfer Date (other than Liabilities reflected on the Current Net Assets

 Statement), and Purchaser shall have responsibility for all other worker's compensation Liabilities with respect to the Covered Employees.

          6.6.     PLANS SUBJECT TO COLLECTIVE BARGAINING AGREEMENTS.

                   (a)   Prior to the Transfer Date,
 Sellers shall have paid, in respect of each Covered Employee who is a participant in Seller
 Savings Plans, three-fourths of the annual $600 per participant cash special contribution under such plan.
 Purchaser shall be responsible for making, in a timely manner, the remainder of such contribution to the Purchaser Savings Plans, and Purchaser shall indemnify and hold harmless Sellers and any Seller Affiliate, in accordance with Section 8.2, from and against any Losses that may be suffered or incurred by Sellers or any affiliate of Sellers as a result of Purchaser's failure to make such contribution.

                    (b)     Nothing contained in this
 Agreement shall require Sellers or any affiliate of New
 Valley or DSC to breach any collective bargaining agreement.

          6.7.      ACKNOWLEDGEMENT.  Purchaser
 acknowledges receipt of pertinent information from personnel and employment records in respect of Covered
 Employees that is required in order to carry out
 Purchaser's obligations hereunder. Except as otherwise provided in this Article VI or in any collective bargaining agreement, Purchaser and Sellers acknowledge that nothing in this Article VI shall be construed as (i) requiring Purchaser to continue the employment of any Covered Employee or prohibiting the termination of or change in terms of employment of any Covered Employee,
 (ii) vesting in any Covered Employee any right to continued employment, (iii) requiring Purchaser to continue any particular employee benefit plan, program, policy or practice for any particular period of time after the Transfer Date or (iv) prohibiting or in any way limiting Purchaser from amending or terminating any such plan, program, policy or practice after the Transfer Date, it being understood, however, that, Purchaser shall assume any and all Liabilities in connection with the foregoing.

          6.8.      WORKER ADJUSTMENT AND RETRAINING
 NOTIFICATION ACT. Purchaser shall indemnify and hold harmless Sellers and any Seller Affiliate, in accordance with Section 8.2, from and against any Losses that may arise (i) with respect to any obligations and liabilities under the Worker Adjustment and Retraining Notification
 Act of 1988, as amended, and each similar state law with respect to any Covered Employees terminated by DSC on or before the Transfer Date or Purchaser after the Transfer
 Date, (ii) by reason of Purchaser's failure to employ, to continue to employ or to employ other than on the terms and conditions provided herein, any Covered Employee or
 (iii) by reason of the severance from service of any Covered Employee not offered, or continued in, employment by Purchaser.

           6.9.    CERTAIN LIMITATIONS ON PURCHASER'S
  OBLIGATIONS.   Notwithstanding any provision
  of this Article VI, Purchaser (or its relevant affiliates) shall not have any obligation to provide employee benefits of any kind to Covered Employees that do not accept the offers of employment referred to in the first sentence of
  Section 6.1(a), except to the extent required by law; provided, however, that this limitation shall in no way reduce or affect Purchaser's obligation under this Article VI to indemnify Sellers and any Seller Affiliate.


  ARTICLE VII.     DELIVERIES AT CLOSING.

           7.1.    DOCUMENTS TO BE DELIVERED BY SELLERS.

           At the Closing:

                   (a) Sellers shall duly execute and deliver to Purchaser the Bill of Sale.

                   (b)  Sellers shall deliver to Purchaser
  the opinion of Marc N. Bell, Counsel of New Valley, addressed to Purchaser, substantially in the form attached hereto as Exhibit E.

                   (c)  Sellers shall deliver to Purchaser
  an Officers' Certificate in the form attached hereto as Exhibit F.

            7.2.   DOCUMENTS TO BE DELIVERED BY PURCHASER.

            At the Closing:

                   (a)  Purchaser shall duly execute and
 deliver to Sellers the Instrument of Assumption.

                   (b)     Purchaser shall deliver to
 Sellers the opinion of a duly acknowledged legal officer of Purchaser, addressed to Sellers, substantially in the form attached hereto as Exhibit G.

                   (c)  Purchaser shall deliver to Sellers
 an Officer's Certificate in the form attached hereto as Exhibit H.

            7.3     AGREEMENTS TO BE EXECUTED BY THE PARTIES.  At the
 Closing:

                    (a)  The Release and Termination
 Agreement shall be duly executed and delivered by the parties thereto, and all actions contemplated therein to be taken at the Closing (including without limitation, the transfer of certain monies under the Escrow Agreement to Purchaser and New Valley) as provided therein, shall be taken.

                    (b)  The Sales, Marketing and Services
 Agreement shall be duly executed and delivered by the parties thereto.

                     (c)  The Side Letter shall be duly
    executed and delivered by New Valley and Purchaser.

    ARTICLE VIII.    SURVIVAL, INDEMNIFICATION.

             8.1.    SURVIVAL OF REPRESENTATIONS AND
    WARRANTIES. The representations and warranties contained in Sections 3.1, 3.2, 3.4, 3.7, 3.9, 3.14, 3.18, 3.21,
    4.1, 4.2, 4.6 and 4.7, and the covenant contained in
    Section 9.5, shall survive until the applicable statute of limitations has expired or six years from the Cut-Off Date, whichever period is shorter; the covenants in the provisions of Article V shall survive for the respective time periods indicated therein; the provisions of Article I and II, the covenants of Purchaser contained in Section 1.5, and of the parties contained in Article VI, shall survive indefinitely; and the covenants of the parties in
    Section 1.4, and all representations, warranties and covenants not specifically described above set forth in this Agreement shall survive for a period of eighteen months following the Cut-Off Date.

             8.2.    INDEMNIFICATION.

                     (a)  Subject to the limitations on
    indemnification set forth in paragraph (b) below, Purchaser, on the one hand, and Sellers, jointly and severally, on the other hand, each agree to indemnify and hold harmless the other party and its affiliates, directors, officers, employees and agents ("Indemnified Parties") from and against any loss, liability, damage or deficiency, including, without limitation, costs, interest, penalties and reasonable attorneys' fees (collectively, "Losses") arising out of or due to any breach of any covenant or any representation or warranty made by such party in this Agreement. In addition, Purchaser agrees to indemnify and hold harmless Sellers and their respective Indemnified Parties from any Losses arising out of or in connection with (i) the Assets, (ii) any Assumed Liability, and (iii) the Deferred Assets (whether or not transferred pursuant to Section 1.4) or any actions taken by Purchaser or Sellers in respect of the transfer (or attempted transfer) of the Deferred Assets as provided in Section 1.4.

                     (b)  Notwithstanding anything to the
    contrary contained in this Agreement, no amounts of indemnity shall be payable under Sections 8.2:

                 (i) in the case of a claim by a Purchaser or its Indemnified Parties, (A) unless and until Purchaser, together with its Indemnified Parties, has incurred Losses under this Agreement in excess of $200,000 in the aggregate (whereupon all such Losses (x) other than with respect to taxes, in excess of $200,000 in the aggregate and
             (y) with respect to taxes, in excess of $50,000 in the aggregate, shall be covered hereby); or
             (B) if the Purchaser, together with its
             Indemnified Parties, has received payments in respect of such Losses from Sellers of $1,500,000 in the aggregate, other than Losses in respect of Sellers' breach of any representation, warranty or covenant in this Agreement in respect of (x) taxes, which shall not be subject to any limitation or (y) the Intellectual Property and Intellectual Property Agreements covered by the terms of Section
          3.7(c), which shall be subject to a limitation of $5,000,000 in the aggregate;

            (ii)  with respect to any claim for
          indemnification under Section 8.2, if the Indemnified Party has not given the person against whom a claim for indemnification is being sought under this Section 8.2 (an "Indemnifying
          Party") a notice with respect to such claim setting forth in reasonable detail the specific facts and circumstances pertaining thereto (an
          "Indemnity Notice"), (A) as soon as practicable following the time at which the Indemnified Party discovered such claim, provided that, and solely to the extent that, the Indemnifying Party establishes that the failure of an Indemnified
          Party to give such an Indemnity Notice materially prejudiced its ability to adequately defend the claim and (B) in any event prior to the applicable survival period as set forth in
          Section 8.1; or

             (iii)  with respect to any Loss, to the extent
          that (A) the Indemnified Party had a reasonable opportunity, but failed, in good faith to mitigate the Loss, including but not limited to the failure to use commercially reasonable efforts to recover under a policy of insurance or under a contractual right of set-off or indemnity; provided that no Indemnified Party shall be required to commence litigation in order to satisfy the provisions of this clause (iii);
          (B) executive officers of any Indemnified Party had, at the Closing Date, actual knowledge of such Loss (or that a Loss in respect of any potential material claim was reasonably likely to occur); or (C) the Indemnified Party contributed to such Loss, by breach of representation, warranty or covenant herein or otherwise.

                  (c)  In the event indemnification is
 sought under this Section 8.2, then the Indemnified Party shall promptly give an Indemnity Notice to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in the Indemnity Notice or fails to notify the Indemnified Party within 30 days following receipt thereof, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 8.2 and the Indemnifying
 Party shall pay to the Indemnified Party, on demand, the amount of such Loss, together with interest thereon accruing at the rate of 10% per annum from the 31st day following receipt by the Indemnifying Party of such Indemnity Notice until the amount of such Loss is paid in full. If the Indemnifying Party has timely disputed its liability with respect to a claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of the dispute during the ensuing
 30-day period. The dispute, if not resolved through negotiations during this period, will be deemed a liability of the Indemnifying Party, together with interest thereon accruing at the rate of 10% per annum from the date the Indemnity Notice was delivered until the date such Loss became final as provided herein, upon the issuance of a final non-appealable order of a court of competent jurisdiction, payable by the Indemnifying Party to the Indemnified Party on demand.

                       (d)  In the event any claim is asserted
      against an Indemnified Party for which indemnification may be sought under this Section 8.2, then the Indemnified Party shall promptly give an Indemnity Notice to the Indemnifying Party with respect to the claim, action or proceeding for which indemnity is sought. The Indemnifying Party shall have the right to assume control of or join in, at the Indemnifying Party's election, the defense of the claim, action or proceeding by representatives of its own choosing at the Indemnifying Party's sole cost and expense; provided, however, that if the Indemnifying Party fails to assume control of the defense of the claim, action or proceeding as provided above within 30 days after it has received an Indemnity Notice, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of the claim, action or proceeding on behalf of and at the expense of the Indemnifying Party, with representatives of its own choosing reasonably satisfactory to the Indemnifying Party. If the Indemnifying Party has elected to assume control of the defense of the claim, action or proceeding, it shall not (i) settle or compromise any action or proceeding or consent to the entry of any judgment which does not include as a term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of any action or proceeding or (ii) settle or compromise any action or proceeding or consent to the entry of a judgment for other than solely monetary damages without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

               8.3     EXCLUSIVITY.  After the Closing,
      to the extent permitted by law and except in respect of any fraud of any party hereto, the indemnities set forth in this Agreement shall be the exclusive remedies of Purchaser and Sellers for any misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement, and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive.

      ARTICLE IX.      MISCELLANEOUS.

           9.1.        PUBLIC ANNOUNCEMENTS; NOTICES.

                       (a) The parties shall cooperate and
      coordinate with one another on the form and substance of a release announcing the consummation of the Acquisition.

                     (b)  Any notice or other communication
  required or permitted hereunder shall be in writing and shall be delivered personally (including by courier), sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, when transmitted (together with proof of sending), or, if mailed, when received, as follows:

             (i)      if to Purchaser, to:

                      First Financial Management Corporation
                      5660 New Northside Drive, Suite 1400
                      Atlanta, Georgia  30328
                      Attention:  John C. Walters, Esq.
                      Telephone:  (770) 857-7139
                      Facsimile:  (770) 857-0403

             (ii)     if to New Valley or DSC, to:

                      New Valley Corporation
                      International Place
                      100 S. E. Second Street
                      32nd Floor
                      Miami, Florida  33131
                      Attention:  Marc N. Bell, Esq.
                      Telephone:  (305) 579-8018
                      Facsimile:  (305) 579-8016

  Any party may, by notice given in accordance with this
  Section 9.1 to the other party, designate another address or person for receipt of notices hereunder.

           9.2.         ENTIRE AGREEMENT.  This
  Agreement (including all Schedules and Exhibits hereto), together with the Bill of Sale, the Instrument of Assumption, the Release and Termination Agreement and the Sales, Marketing and Services Agreement (including the side letter with respect thereto), constitutes the entire agreement and understanding among the parties with respect to the Acquisition and supersedes all prior discussions, agreements and undertakings, written or oral, of any and every nature with respect thereto.

           9.3.         GOVERNING LAW.   This Agreement
  shall be governed in all respects, including validity, construction, interpretation and effect, by the internal laws of the state of New York (without regard to principles of conflicts of law).

           9.4.         BINDING EFFECT; NO ASSIGNMENT;
  NO THIRD PARTY BENEFICIARY. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto; provided, however, that Purchaser may assign its rights under this Agreement to a wholly-owned subsidiary without such prior written consent, but no such assignment shall relieve Purchaser of any of its obligations hereunder. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto or create or establish any third party beneficiary hereto.

           9.5.      TAXES.

                     (a) Purchaser shall bear and pay all
  sales, transfer, stamp or other similar taxes imposed in connection with the Acquisition.

                     (b) Except as provided in Section
  9.5(a), Sellers will indemnify and hold Purchaser harmless, in accordance with Section 8.2, against any and all liability for Federal, state, local or foreign taxes (including any interest, penalties or additions to tax that may become payable in respect thereof, after taking into account any tax benefits to Purchaser in respect of the incurrence or payment of any such tax liabilities) assessed against or payable by Sellers with respect to any period ending on or before the Cut-Off Date or any period ending on or before the last day of the taxable year of New Valley's consolidated group in which the Closing occurs; provided, that taxes other than income or franchise taxes imposed for a taxable period that includes the Cut-Off Date shall be allocated pro rata per day between the period ending on the Cut-Off Date and the period commencing after the Cut-Off Date and Purchaser shall be liable for (and Sellers shall not indemnify Purchaser for) the taxes allocable to the period commencing after the Cut-Off Date; and provided further, that Purchaser shall not be indemnified for any tax liabilities properly accrued and reflected on the Current Net Assets Statement.

           9.6. WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of each of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof of the exercise of any other such right, power or privilege.

           9.7       CHANGE OF NAME.  Within 30 days
  of the Closing Date, Sellers shall cause the name of DSC to be changed to delete reference to "Western Union", the documentation with respect to which shall be prepared by Purchaser and reasonably satisfactory to Sellers.

          9.8       KNOWLEDGE.  Except as otherwise
 specifically provided in this Agreement, the "knowledge" of any party means the knowledge of any executive officer, division manager, or other management-level employee of such party.

             IN WITNESS WHEREOF, each of the parties
 hereto has caused its duly authorized representative to execute this Agreement as of the date first set forth above.

                              NEW VALLEY CORPORATION


                              By__________________________
                              Name:  Marc N. Bell
                              Title: Counsel and Secretary


                              WESTERN UNION DATA SERVICES
                              COMPANY, INC.


                              By__________________________
                              Name:  Richard W. Gooding
                              Title: President


                              FIRST FINANCIAL MANAGEMENT
                              CORPORATION


                              By__________________________
                              Name:  Randolph L. M. Hutto
                              Title: Senior Executive Vice
                                     President

                                                                       EXHIBIT A

                   SALES, MARKETING AND SERVICES AGREEMENT

          Sales, Marketing and Services Agreement (the
 "Agreement") dated as of September 30, 1995, by and among Western Union Financial Services, Inc., a Delaware corporation ("FSI"), Western Union Communications, Inc., a
 Delaware corporation ("WUC"), and Western Union Data
 Services Company, Inc., a Delaware corporation ("DSC").
 The effective date of this Agreement ("Effective Date") shall be the Closing Date for the acquisition of certain of DSC's assets and the assumption of the related liabilities by First Financial Management Corporation, a
 Georgia corporation ("FFMC"), pursuant to the Asset
 Purchase Agreement among New Valley Corporation ("New
 Valley"), DSC and FFMC, dated as of September 30, 1995
 (the "Asset Purchase Agreement").

          WHEREAS, pursuant to the Asset Purchase
 Agreement, inter alia, FFMC is acquiring most of the assets of DSC and is assuming most of the liabilities of DSC in connection with the messaging services business
 (the "Acquired Business"), and DSC has retained certain assets, licenses and contracts relating thereto (the
 "Retained Assets"; the Retained Assets together with the Acquired Business are hereinafter referred to as the "Messaging Business");

          WHEREAS, the parties have agreed that FSI shall provide certain sales and marketing services to DSC which will assist DSC in utilizing the Retained Assets in the same manner FSI provided similar services in respect to the Messaging Business under the now terminated Sales and Marketing Services Agreement ("First Marketing
 Agreement"), dated as of November 15, 1994, among FSI, DSC and New Valley;

          WHEREAS, FSI previously provided certain managerial information, customer service, accounting and information services to DSC;

         WHEREAS, FFMC intends to transfer certain of the assets of the Acquired Business to WUC;

          WHEREAS, the parties have agreed that WUC and its affiliates (including FSI) will provide to DSC all the operational, management information, customer service, accounting and information services necessary for DSC to provide the Messaging Services (as hereinafter defined) and to utilize the Retained Assets;

          WHEREAS, DSC holds an authorization (the
 "Authorization") issued by the Federal Communications
 Commission (the "FCC") to provide international telegram and Mailgram services pursuant to Section 214 of the Commissions Act of 1934, as amended (the "Act");

          WHEREAS, DSC desires the operation of its international telegram and Mailgram service to be managed by WUC; and

          WHEREAS, DSC, WUC and FSI wish to enter into this Agreement to ensure that WUC manages the international telegram and Mailgram service in accordance with the policies established by DSC, the Act and the rules and regulations promulgated thereunder by the FCC.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and in the Asset Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, FSI, WUC and DSC agree as follows:

                                  ARTICLE I
                        SALES AND MARKETING SERVICES

          FSI shall, on behalf of DSC, and at FSI's sole cost and expense, sell and market to customers and prospective customers worldwide the current services of DSC with respect to the Retained Assets, consisting of Mailgram, Cablegram and such other messaging services as shall be offered by DSC from time to time as agreed to by the parties hereto (the "Messaging Services").

 A.      Appointment of FSI.
         FSI is hereby irrevocably appointed the
         exclusive sales and marketing agent of
         DSC for the Messaging Services, and,
         subject to the provisions of this
         Agreement shall enjoy exclusive control
         of all sales and marketing activities
         associated therewith, including the right to take orders and subscriptions for DSC, and to execute customer agreements and subscriptions on behalf of DSC, subject to final acceptance of such agreements and subscriptions by DSC or DSC's agent, WUC.

 B.      Western Union Services.
         The Messaging Services shall be offered
         as "Western Union" services and products pursuant to the terms of a limited trademark license granted hereunder from
         FSI, as licensee of FFMC, to DSC.

 C.      Sales and Marketing Tools.
         Sales and marketing tools may include,
         but shall not be limited to, promotional campaigns, advertising, participation in trade shows, utilization of the direct sales force and telemarketing sales department of FSI, its authorized remarketers and resellers, and strategic cooperative development and marketing alliances. The selection of sales and marketing tools, including authorizations of remarketers and resellers, and development of strategic marketing alliances shall, subject to the provisions contained herein, be in the sole discretion of FSI.

 D.      Customer Support.
         FSI shall offer customer sales support
         including providing customer training
         related to automated messaging.  FSI
         shall cooperate with DSC to ensure that
         the commercial messaging services
         customer support provided by FSI pursuant to this Section is consistent with past commercial messaging services customer support provided to DSC.

                                 ARTICLE II
                     TRADEMARK AND SERVICE MARK LICENSES

          FSI, as licensee of FFMC, hereby grants for the term of this Agreement a royalty-free, non-exclusive limited license to DSC for the marks "Western Union" and "Mailgram" (the "Marks") for use only in connection with the conduct of the business for the Messaging Services.
 The terms and conditions of the license are set forth in Exhibit A hereto.

                                 ARTICLE III
                    CHARGES AND PAYMENTS FOR FSI SERVICES

    A.      Fee to FSI.
            DSC shall compensate FSI for all services performed by FSI pursuant to Article I hereof by payments of a monthly fee as set forth in Attachment A hereto (the
            "FSI Fee").

    B.      Payments to FSI.
            Within fifteen (15) days after the end of each month, DSC, through its agent WUC, shall pay to FSI the FSI Fee as set forth in Section 3 (A) above and Attachment A hereto. Failure of DSC to pay any such amount not subject to a bona fide dispute, within thirty (30) days after notice of deficiency, shall be deemed a default under this Agreement, and FSI shall have the right to terminate this Agreement forthwith upon notice to DSC.

    C.      DSC's Right of Audit.
            During the term of this Agreement, DSC
            shall have the right to audit FSI's books and records relating to FSI's services hereunder. Any such audit shall be conducted upon no less than five (5) days' notice, during regular business hours at FSI's offices, and in such manner as to minimize any interference with FSI's normal business activities.
            DSC agrees to make available to FSI its
            records and reports pertaining to each
            such audit on similar terms and
            conditions, subject to any claim of
            privilege.

                                 ARTICLE IV
                   OPERATIONAL AND ADMINISTRATIVE SERVICES

       A. WUC (WUC for purposes of Article IV shall include all WUC affiliates), at its sole cost and expense, shall provide all necessary, operational, management information, customer service, accounting and administrative services necessary for
               DSC to provide the Messaging Services, as set forth in more detail herein.

               1.       Customer Service Center Services
                        ("CSC Services").  WUC will
                        perform, or cause to be
                        performed,  CSC Services for
                        Messaging Services listed below.
                        For purposes of this Section IV
                        (A) (1), WUC shall mean both WUC
                        and, as applicable, any
                        third-party contractors
                        providing such services on
                        behalf of WUC.

               (a)      Message Handling Services.

                               (1)      WUC subscribes
                        to AT&T's In-WATS services utilizing
                        the telephone number 800-325-6000.
                        WUC (as assignee of DSC) subscribes
                        to AT&T's In-WATS services utilizing
                        the telephone number 800-336-3337,
                        which telephone number terminates at a
                        switch located at WUC's facility in McLean, Virginia. WUC will accept In-WATS calls to such number's from customers and prospective customers of the Messaging Services, and shall forward such calls via live operator or voice response units ("VRU") recording and transmittal pursuant to this Section IV (A) (1) (a).

                               (2)      WUC customer services
                        representative operators (the "CSRs") shall accept messages from Messaging Services customers, record and confirm such messages and transmit such messages to FSI's computers (pursuant to Section 2.b. below) for processing preparatory to delivery.  CSR services
                  shall also include provision of
                  customer relations and message
                  information services.

         (b)      Message Processing Services.
                  WUC shall provide message processing
                  services for the Messaging
                  Services utilizing messaging
                  applications software which is
                  integrated into the money
                  transfer system of FSI.

         (c)      MDC System.
                  WUC's consumer messaging services
                  business utilizes a computer
                  system known as the Message
                  Distribution Center system (the
                  "MDC System") resident on an IBM
                  System 36 computer located in
                  WUC's Customer Service Center in
                  Dallas, Texas.  WUC shall
                  provide DSC with use of the MDC
                  System.

         (d)      Engineering Support and Consulting.
                  WUC shall provide DSC with the services
                  of WUC's engineering department
                  for developmental engineering
                  support of the Tandem and Unisys
                  systems which process the
                  Messaging Services (including
                  consulting services).

 2.      Field Accounting Services.
         WUC shall provide DSC billing and
         accounts receivable services for the
         Messaging Services.

 3.      Administrative Services.
         WUC shall perform for and provide to DSC, the following administrative services, subject to the terms and conditions of this Agreement.

         (a)      Accounts Payable Services.
                  WUC shall process for payment and pay,
                  from funds derived from the
                  Messaging Services, pursuant to
                  its normal payment schedule
                  those
          invoices which it shall receive on
          behalf of the DSC for goods
          purchased, services received and
          other miscellaneous third-party
          Messaging Services operating
          expenses.

 (b)      Tax Administration.
          WUC shall prepare and, subject to the
          review and approval of DSC,
          shall file all tax returns and
          qualifications or similar forms
          required for DSC pursuant to
          applicable state and local tax
          and franchise laws, excluding
          all federal and state income
          tax.

 (c)      Purchasing and Materials
          Management Processing.  Upon the
          request of DSC, WUC shall
          provide the necessary personnel
          and systems support to meet the
          ongoing purchasing and materials
          management requirements of the
          Messaging Services.  FSI shall,
          to the degree practicable,
          utilize the purchasing power of
          WUC to afford DSC service and
          product volume discounts.

 (d)      General Ledger.
          WUC shall process Messaging Services
          revenue and other financial data
          through WUC's general ledger
          system, and provide DSC with
          detailed general ledger,
          subledger and revenue accounting
          reports.

 (e)      Insurance Administration.
          WUC shall provide and maintain all
          necessary insurance policies for
          the Messaging Services.

 (f)      Corporate Administration.
          WUC shall, at its sole cost and
          expense, maintain all applicable
          qualifications, including all
          registered agent qualifications
          for DSC in each state where DSC
          is so required to qualify.

 B. WUC shall, on behalf of DSC, provide all necessary services, in addition to those provided in Section IV(A) above, for receiving messaging information, processing, formatting, addressing, directing such information and producing messages and arranging delivery of DSC products, including Mailgrams and
         Cablegrams, and such other Messaging
         Services as shall be offered by DSC from time to time as agreed to by the parties hereto, as well as coordinating purchasing, billing, receipt of payments and all other activities previously performed by DSC prior to the Effective
         Date as are applicable to the Messaging
         Services.

         1.       Appointment of WUC as Agent of DSC.
                  During the term of this Agreement, WUC
                  is hereby irrevocably appointed
                  the exclusive agent of DSC for
                  operating the Messaging
                  Services, and, subject to the
                  provisions of this Agreement and
                  the overall supervision and
                  concurrence of DSC, shall enjoy
                  exclusive control of all aspects
                  of the administration,
                  operations, production, billing,
                  accounting, planning and
                  budgeting for the Messaging
                  Services, except for all sales
                  and marketing activities (to be
                  performed by FSI under Article
                  I), and to coordinate all
                  aspects of DSC's business
                  related to the Messaging
                  Services on behalf of DSC.

                  DSC agrees not to terminate the agency
                  relationship under this
                  Agreement other than pursuant to
                  the terms of this Agreement.

         2.       Messaging Services.
                  The Messaging Services shall be offered
                  as "Western Union" products
                  pursuant to the terms of this
                  agreement.

         3.       Billing and Payments.
                  WUC shall have complete responsibility
                  for credit decisions and credit
                  risks, unless otherwise agreed
                  by WUC and DSC.  WUC shall
                  render
            all billing on behalf of DSC and
            receive all payments with
            respect to the Messaging
            Services.

   4.       Revenue and Disbursements.
            WUC shall collect and hold all
            revenues, pay all expenses,
            including its own fees, any
            capital expenses or expenditures
            and all taxes except DSC income
            taxes, and shall remit to DSC
            only net revenues.  DSC shall
            have complete access to all
            books and records pertaining to
            the Messaging Services.

   5.       WUC Performance Standards.
            WUC's performance hereunder shall at a
            minimum be comparable to and
            consistent with those services
            provided by DSC for itself and
            by FSI for DSC as of the
            Effective Date except for such
            service changes as a result of
            differences between the Acquired
            Business and the business of
            providing Messaging Services, as
            contemplated hereunder.  All
            changes in performance standards
            shall be by mutual agreement of
            the parties.

   6.       Control by DSC.
            DSC shall at all times exercise
            ultimate control over the
            Authorization and the
            international telegram and
            Mailgram service, and WUC and
            FSI shall operate the
            international telegram and
            Mailgram service in compliance
            with the policies of DSC and the
            FCC.

   7.       Compliance with Law.
            DSC shall at all times operate the
            international telegram and
            Mailgram service in compliance
            with the Act and all applicable
            rules, regulations and policies
            of the FCC and any other
            governmental agency with
            authority, as such laws, rules,
            regulations and policies are in
            effect from time to time.

                                   ARTICLE V
                     CHARGES AND PAYMENTS FOR WUC SERVICES

      A.      Fee to WUC.
              WUC's fee for the foregoing services (as specified below) shall be paid out of the gross revenues from Messaging Services.
              WUC shall be responsible for paying all
              fees, expenses and liabilities of the
              Messaging Services business under this
              Agreement, except the FSI Fee hereunder, from the WUC Fee (as hereinafter defined) it receives hereunder. The FSI Fee shall be paid out of the gross revenues from the Messaging Services; WUC, as DSC's agent, shall deduct the FSI Fee before any other costs or expenses are deducted from such gross revenues; provided, however, that WUC shall not pay the FSI
              Fee until all non-affiliate creditors of DSC or the Messaging Services business in the ordinary course of business have been paid or provided for. WUC is hereby granted the rights to alter standard agreements and change operations, but in consideration thereof, WUC shall, except as specifically provided below, bear all losses, if any, of or arising in connection with the Messaging Services or the Retained Assets (including all costs and expenses with respect thereto), and including the FSI Fee and the WUC Fee, during the term of this Agreement.

              WUC shall receive, to the extent of
              available gross revenue, equal monthly
              payments totaling up to $21,360,000 for
              any twelve-month period (the "WUC Fee").
              WUC shall report complete financial
              results of the Messaging Services
              quarterly, beginning on December 31,
              1995, and pay DSC the gross revenues from Messaging Services for such quarter, less
              (i) the FSI Fee for such quarter and (ii) the WUC Fee for such quarter. Such payments to DSC shall be made semi-annually, commencing six months after the end of the first quarter of 1996.

              If for any reason WUC does not wish to
              continue to accept the aforementioned
              losses, it shall provide three months'
              prior notice to DSC of its termination of its duty to bear loses, and after such three-month period, WUC shall have no further liability with respect to the Messaging Services (except as to liabilities incurred or arising prior to the expiration of such three-month period). Upon receipt of any such notice, DSC may terminate this Agreement, with no liability to DSC.

   B.      DSC's Right of Audit.
           During the term of this Agreement, DSC
           shall have the right to audit WUC's books and records relating to WUC's services hereunder. Any such audit shall be conducted upon no less than five (5) days' notice, during regular business hours at WUC's offices, and in such manner as to minimize any interference with WUC's normal business activities.
           DSC agrees to make available to WUC its
           records and reports pertaining to each
           such audit on similar terms and
           conditions, subject to any claim of
           privilege.


                                 ARTICLE VI
                            TERM AND TERMINATION

   A.      Term.
           The term of this Agreement shall commence on the Effective Date, and shall continue until the earlier of March 31, 1997 or the transfer or sale of DSC's assets related to or derived from the Messaging
           Services, as may be authorized or
           permitted by WUC or FSI.

   B.      Termination.

           1.       This Agreement may be terminated
                    by FSI for default in the event
                    of non-payment by DSC of the
                    FSI Fee, in accordance with the
                    terms of Section 3 (B) above.

           2.       To the extent it affects them,
                    this Agreement may also be
                    terminated by FSI or WUC, on the
                    one hand, or DSC, on the other
                    hand, for
                      breach or failure of the other (other
                      than non-payment by DSC) to
                      comply with any material term or
                      condition of this Agreement,
                      provided that such party shall
                      notify the other of its
                      intention to terminate by
                      written notice to the other
                      applicable party that such party
                      has failed to comply with, or
                      has breached, a material term or
                      condition of this Agreement
                      affecting the notifying party;
                      and provided further that such
                      notice shall specifically state
                      the term or condition claimed to
                      be breached, and shall provide
                      sixty (60) days in which the
                      breaching party may correct such
                      alleged breach, or take such
                      steps as to provide reasonable
                      assurance to the non-breaching
                      party of its intention and
                      ability to cure.

             3.       DSC may terminate this Agreement
                      pursuant to the last paragraph
                      of Section V (A) above.

             4.       Any such termination shall not
                      modify or reduce the rights or
                      obligations of any party with
                      respect to services due or
                      rendered prior to the effective
                      date of termination, or payments
                      with respect thereto.

                                 ARTICLE VII
                               CONFIDENTIALITY

     A.      Information Deemed Confidential.
             FSI and WUC both agree that all
             information disclosed to FSI or WUC by
             DSC regarding any aspect of the Messaging
             Services will be and remain the sole and exclusive property of DSC, and shall be deemed "confidential" pursuant to the terms of this Article VII. DSC agrees that all information disclosed to it by FSI or WUC (except for customer information relating to the Messaging
             Business) shall be and remain the sole
             and exclusive property of FSI or WUC, as the case may be, and shall be deemed
             "confidential" pursuant to the terms of
             this Article VII, for so long as FSI or
             any of its affiliates owns (directly or
             indirectly) or operates the Messaging
             Services.

          B.      Treatment of Confidential Information.
                  Such confidential information of the
                  receiving party shall be used solely for the purposes of this Agreement. Each party agrees to keep in strict confidence the confidential information of the disclosing party. Each party further agrees that such confidential information shall not be disclosed by the recipient party, its agents or employees without the prior written consent of the disclosing party. The provisions of this
                  Article VII shall not apply to any
                  information which belongs to the
                  recipient party or is (1) publicly known or becomes publicly known through no unauthorized act of the recipient party,
                  (2) rightfully received from a third
                  party not otherwise bound by a
                  confidentiality agreement with the
                  disclosing party, (3) independently
                  developed by the recipient party without use of the other party's confidential information, (4) approved for disclosure by the party owning the confidential information, or (5) required to be disclosed pursuant to a requirement of a governmental agency or law of the United
                  States or a State thereof, or any
                  governmental or political subdivision
                  thereof, so long as the party required to disclose the information provides the other party with timely prior notice of such requirement and takes appropriate action to limit the scope of such disclosure and to obtain confidential treatment of the information disclosed.
                  The provisions of this Article VII shall survive the expiration or termination of this Agreement, for a period of three (3) years after such expiration or termination.

                                ARTICLE VIII
                      ADDITIONAL PERFORMANCE STANDARDS

          FSI and WUC shall instruct their respective employees performing services pursuant to this Agreement to perform their responsibilities consistent with FSI's performance of such services for DSC under the First
 Marketing Agreement as of the Effective Date except as such responsibilities may be modified, from time to time, by the parties, pursuant to this Agreement. All such work shall be in strict compliance with all applicable federal and state laws and nothing contained herein shall be deemed to create any liability for DSC for any acts or omissions by WUC or FSI. In addition, the parties agree that DSC shall not have any liability hereunder other than with respect to claims resulting from the gross negligence or willful misconduct of DSC.


                                 ARTICLE IX
                      INDEMNITIES; LIMITS OF LIABILITY

 A.      Indemnities.

         1.       FSI agrees to indemnify, defend
                  and hold harmless DSC and its
                  affiliates and their directors,
                  officers and employees, from any
                  and all claims, losses and
                  expenses (including attorneys'
                  fees) relating to or arising
                  from this Agreement, the
                  business of the Messaging
                  Services or the Messaging
                  Services, except such claims
                  resulting from the gross
                  negligence or willful misconduct
                  of DSC.

         2.       WUC agrees to indemnify, defend
                  and hold harmless DSC and its
                  affiliates and their directors,
                  officers and employees from any
                  and all claims, losses and
                  expenses (including attorneys'
                  fees) relating to or arising
                  from this Agreement, the
                  business of the Messaging
                  Services or the  Messaging
                  Services, except such claims
                  resulting from the gross
                  negligence or willful misconduct
                  of DSC.

 B.      Limitations of Warranty.
         EXCEPT FOR THE FOREGOING, NO PARTY MAKES
         ANY OTHER REPRESENTATIONS, WARRANTIES,
         AGREEMENTS OR GUARANTEES, EXPRESSED OR
         IMPLIED, INCLUDING, AND WITHOUT
         LIMITATION, ANY IMPLIED WARRANTIES OF
         MERCHANTABILITY OR FITNESS FOR A
         PARTICULAR PURPOSE.  THERE ARE NO
         WARRANTIES WHICH EXTEND BEYOND THE FACE
         OF THIS AGREEMENT.

 C.      Limitations of Liability

           UNDER NO CIRCUMSTANCES SHALL ANY PARTY BE
           RESPONSIBLE FOR PUNITIVE DAMAGES,
           CONSEQUENTIAL DAMAGES, LOST PROFITS OR
           REVENUES.

           Except for third-party indemnification as set forth above, limitation of liability pursuant to this Agreement shall be limited to the other party's actual direct damages (which shall include attorney's fees and costs) or specific performance. For purposes of the limitation of damages set forth herein, each party shall be deemed to include its subsidiaries and their affiliates, and the directors, officers, employees, agents, representatives, subcontractors and suppliers of any of them.

   D.      Insurance.
           To the extent any party performs duties
           itself, or through an agent (other than
           another party to this Agreement), such
           party shall carry and maintain, or cause its agent to carry and maintain, at such party's (or its agent's) own cost and expense, comprehensive general liability insurance and workers' compensation and employer's liability insurance covering its employees in accordance with the statutory requirements applicable to the location where services are to be performed.

                                  ARTICLE X
                            PERFORMANCE STANDARDS

           DSC shall or shall instruct WUC to
           perform its responsibilities consistent
           with its performance with regard to DSC's fulfillment of Messaging Services obligations as of the Effective Date, except as such responsibilities may be modified, from time to time, by the parties, pursuant to this Agreement.

                                 ARTICLE XI
                             DISPUTE RESOLUTIONS

  A.      Performance Reviews.
          A designated representative of each of
          DSC, FSI and WUC shall meet as often as
          shall reasonably be requested by any
          party to review the performance of any
          other parties under this Agreement.  In
          the event of any dispute or disagreement between any of those parties either with respect to the interpretation of any provision of this Agreement or with respect to the performance by FSI or WUC on the one hand, or DSC on the other hand hereunder, then upon the written request of the other party, each party shall each appoint a designated officer whose task it shall be to meet to resolve such dispute or to negotiate for an adjustment to such provision of this Agreement. The designated officers shall meet as often as the parties reasonably deem necessary.
          Such officers shall discuss the problem
          and/or negotiate in good faith in an
          effort to resolve the dispute or
          renegotiate the applicable provision
          without the necessity of any formal
          proceeding relating thereto.  No
          arbitration of such dispute may be
          commenced until sixty (60) days after the appointment of the designated officers pursuant to this Section 11(A).

  B.      Arbitration.
          Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the then-prevailing
          Commercial Arbitration Rules of the
          American Arbitration Association.  Such
          arbitration shall be held before a panel of three (3) arbitrators, one selected by FSI and WUC, one selected by DSC and the third selected by mutual agreement of the first two arbitrators. Each arbitrator shall be independent and impartial.
          Judgment upon any award rendered by the
          arbitrators may be entered into any court of competent jurisdiction. The determination of which party (or combination of them) bears the costs and expenses, including reasonable attorneys' fees, incurred in
         connection with any such arbitration
         proceeding shall be made by the
         arbitrators.

                                 ARTICLE XII
                            DISPOSITION OF ASSETS

 A.      In consideration of FFMC's payment of
         $17.54 million under the Asset Purchase
         Agreement and the transactions under this Agreement, WUC may at any time during the term hereof, subject to obtaining any required government consents or approvals, direct DSC to contribute the Retained Assets and all other assets relating to the Messaging Services, including without limitation all cash, checks, notes, obligations, bank accounts, and receivables, to a wholly-owned subsidiary of DSC, at the sole cost and expense of WUC. WUC shall have the right to purchase, subject to obtaining any required regulatory approvals, such subsidiary for $1 as soon as practicable.

 B. At any time prior to March 31, 1997, FFMC or WUC may direct DSC to transfer or attempt to transfer all or any part of the Messaging Services and all or any part of DSC's assets, subject to obtaining any required regulatory approvals, to WUC, FFMC or an affiliate of FFMC.

 C.      Except as set forth in this Article XII
         or the Asset Purchase Agreement, DSC may not change, transfer, assign, encumber, or grant any right in, any asset, money, right, license or property of any kind whatsoever of DSC during the term of this Agreement.

 D.      In order to protect WUC's rights
         hereunder, until all its assets are
         transferred to a subsidiary as described in the preceding Section 12(A) or to WUC or FFMC, DSC shall not incur or assume any obligation or liability or purchase or accept any assets, except in the ordinary course of the business of the Messaging Services or as contemplated by this Agreement.

                                ARTICLE XIII
                                MISCELLANEOUS

  A.      Binding Nature and Assignment.
          This Agreement shall be binding on the
          parties hereto and their respective
          successors and assigns.  A party shall
          have the right to assign all or a part of its rights and obligations under this Agreement to a company in which a party's parent holds a controlling interest
          ("controlling interest" shall be defined for purposes of this Agreement as the ability to elect a majority of such company's board of directors), to a party's parent or to a party's subsidiary without the consent of the other party.
          Any other assignment of the rights in
          this Agreement shall require the  prior
          written consent of the other party, which may be granted or withheld in its absolute discretion.

  B.      Notices.
          Wherever under this Agreement either
          party is required or permitted to give
          notice to the other, such notice shall be deemed given (i) when delivered by hand,
          (ii) four days after the date of mailing if mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, (iii) when telecopied, provided that receipt of such telecopy is confirmed by telephone immediately thereafter, or (iv) on the next business day after delivery to a nationally recognized courier service marked for overnight delivery, and addressed as follows:

          In the case of DSC:


                   Western Union Data Services Company, Inc.
                   International Place
                   100 S.E. Second Street, 32nd Floor
                   Miami, Florida 33131
                   Attention: Marc N. Bell, Esq.

           In the case of FSI or WUC:


              Western Union Financial Services, Inc.
              One Mack Centre Drive
              Paramus, New Jersey 07652
              Attention: General Counsel



           Either party may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it shall become effective.

   C.      Headings.
           The article and section headings used in this Agreement are for convenience of reference only and shall not enter into the interpretation hereof.

   D.      Severability.
           If any provision of this Agreement is
           declared or found to be illegal,
           unenforceable or void, then the parties
           shall be relieved of all obligations
           arising under such provision, but only to the extent that such provision is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objective. If such illegal, unenforceable or void provision does not relate to the payments to be made under this Agreement and if the remainder of this Agreement shall not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected shall be enforced to the extent permitted by law.

 E.      Waiver.
         No delay or omission by a party to
         exercise any right or power under this
         Agreement shall impair such right or
         power or be construed to be a waiver
         thereof.  All remedies provided for in
         this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

 F.      Entire Agreement.
         Except as specifically set forth herein, this Agreement, together with the
         Exhibits and Attachments hereto,
         constitutes the entire agreement between the parties with respect to the subject matter of this Agreement. No change, waiver, or discharge of this Agreement shall be valid unless in writing and signed by an authorized representative of the party against which such change, waiver or discharge is sought to be enforced.

 G.      Governing Law
         This Agreement shall be governed by and
         construed in accordance with the laws,
         other than choice of law rules, of the
         State of New York.

          IN WITNESS WHEREOF, Western Union Data Services
 Company, Inc., Western Union Communications, Inc., and
 Western Union Financial Services, Inc. each has caused this Sales, Marketing, and Services Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first written.



 WESTERN UNION DATA SERVICES COMPANY, INC.


 By:
          _____________________________________
          Marc N. Bell, Esq.
          Secretary



 WESTERN UNION FINANCIAL SERVICES, INC.


 By:      ____________________________________
          John C. Walters, Esq.
          Executive Vice President



 WESTERN UNION COMMUNICATIONS, INC.


 By:      ____________________________________
          John C. Walters, Esq.
          Executive Vice President

                                ATTACHMENT A
                 TO SALES, MARKETING AND SERVICES AGREEMENT

                                    FEES

The parties agree that DSC will pay FSI a monthly fee in an amount equal to 27% of Messaging Services gross revenues for such period, subject to the restrictions contained in the Agreement.

                                  EXHIBIT A



                    The license granted by FSI to DSC herein is subject to the following conditions and limitations:

                    A.       DSC agrees to use the trademark
                             registration notice (R) (or "TM"
                             or "SM," as appropriate, in the
                             event the Mark is not
                             registered), in connection with
                             the first most prominent
                             appearance for each separate use
                             of the Mark if it is registered,
                             and agrees to include the
                             following notice on all
                             materials using the Marks:
                             "Western Union and Western Union
                             logos are trademarks of First
                             Financial Management
                             Corporation.  Permission
                             granted."

                    B.       All products and services
                             offered by FSI under the Marks
                             shall conform to all applicable
                             national, federal, state or
                             local statutes, rules,
                             regulations and orders as well
                             as voluntary industry standards.

                    C. The license granted herein shall apply within North America.

                    D.       It is recognized by the parties
                             hereto that the Marks are the
                             exclusive property of FFMC, and
                             that they connote to the public,
                             worldwide, a reputation for high
                             standards of quality and
                             service, which reputation and
                             goodwill are unique to FFMC.
                             Therefore, nothing in any way
                             related to or which contains any
                             of the Marks or makes reference
                             to FFMC shall be used to
                             sponsor, or in connection with,
                             any illegal, illicit or immoral
                             purpose or activity or in any
                             manner which would be
                             inconsistent with or damaging to
                             the Marks or to FFMC's name and
                             reputation.

                   E.       DSC shall not assign, license,
                            grant or convey to any other
                            person or entity any right
                            granted herein.


  Trademark Ownership

           DSC agrees that by virtue of this License
  Agreement, FFMC does not give to DSC any right, title or interest in the Marks.

DSC CASH                                            WESTERN UNION DATA SERVICES COMPANY, INC.               EXHIBIT B
                                                    STATEMENT OF NET ASSETS
                                                    DOLLARS IN THOUSANDS

                                           AS OF NOVEMBER 1, 1994                    AS OF SEPTEMBER 30, 1995

                                     11/1/94    ADJUSTMENTS    ADJUSTED        9/30/95         ADJUSTMENTS   ADJUSTED
                                     -------    -----------    --------        -------         -----------   --------
ASSETS
CURRENT ASSETS:
  CASH                                   641        (641) A        0             1,301             (732) E       (35)
                                                                                                   (604) F

  ACCOUNTS RECEIVABLE                  4,864                   4,864             6,148              732  E     5,991
                                                                                                   (889) G
  RESERVE FOR BAD DEBTS                 (308)                   (308)             (509)                         (509)
  RECEIVABLE FROM NEW VALLEY               0                       0               614             (614) H         0
  RECEIVABLE FROM FSI                      0                       0                 0              889  G       889
  PREPAID ROYALTY                          0                       0                 0                             0
  OTHER CURRENT ASSETS                 1,079                   1,079             1,036                         1,036
                                      ------                  ------            ------
   TOTAL CURRENT ASSETS                6,276        (641)      5,635             8,590           (1,218)       7,372
                                      ------      ------      ------            ------       ----------       ------

PROPERTY AND EQUIPMENT                 8,361          27  B    8,388             8,356                         8,356
ACCUMULATED DEPRECIATION              (5,422)       (728) B   (6,150)           (7,266)                       (7,266)
                                      ------      ------      ------            ------                        ------
  NET PROPERTY AND EQUIPMENT           2,939        (701)      2,238             1,090                         1,090
                                      ------      ------      ------            ------                        ------
OTHER NON CURRENT ASSETS                  (3)                     (3)              136                           136
                                      ------                  ------            ------                        ------

   TOTAL ASSETS                        9,212      (1,342)      7,870             9,816           (1,218)       8,598
                                      ======      ======      ======            ======       ==========       ======

LIABILITIES
ACCOUNTS PAYABLE AND                                                                             (2,075) I
   ACCRUED LIABILITIES                   258          51  C      309             3,977       (1,566,025) J     1,902
                                                                                              1,566,025  K
DEBT AND OTHER OBLIGATIONS               952                     952               557                           557
PAYABLE TO NEW VALLEY                      0                       0                 0                             0

PAYABLE TO FSI                             0          85  D       85                 0            2,075 I      2,075
                                      ------      ------      ------            ------       ----------       ------
   TOTAL LIABILITIES                   1,210         136       1,346             4,534                0        4,534
                                      ======      ======      ======            ======       ==========       ======

NET ASSETS                             8,002      (1,478)      6,524             5,282           (1,218)       4,064
                                      ======      ======      ======            ======       ==========       ======

                                      NOTES:   A REMOVE OPENING CASH BALANCES AS NON DSC ASSETS
                                               B ADDITIONAL ENTRIES NOT RECORDED ON NOVEMBER BALANCES OF DSC
                                               C RECORD TAX ACCRUAL INCORRECTLY RECORDED ON NEW VALLEY
                                               D RECORD PAYABLE FOR ASSETS PD BY NEW VALLEY BUT TREATED AS CAPITALIZATION
                                               E RECLASSIFY BALANCE OF CASH DUE FROM FSI
                                               F RECORD CASH REMOVED BY NEW VALLEY ON 10/2/95
                                               G RECLASSIFY CONSUMER CASH RECD BY FSI BUT NOT PAID IN SEPT
                                               H REMOVE RECEIVABLE FROM NEW VALLEY FROM ASSETS TRANSFERRED
                                               I RECLASSIFY PAYABLE TO FSI
                                               J RECORD PAYMENTS BY NEW VALLEY IN OCTOBER
                                               K RECORD CASH RECEIVED BY NEW VALLEY IN OCTOBER

                                                                       EXHIBIT C



                     GENERAL ASSIGNMENT AND BILL OF SALE



                  This GENERAL ASSIGNMENT AND BILL OF SALE
 (this "Bill of Sale") is entered into as of the 30th day of September, 1995 by and among FIRST FINANCIAL MANAGEMENT
 CORPORATION, a Georgia corporation ("Purchaser"), NEW
 VALLEY CORPORATION, a New York corporation ("New Valley") and WESTERN UNION DATA SERVICES COMPANY, INC., a Delaware corporation ("DSC", and together with New Valley, "Sellers").

                  WHEREAS, Purchaser and Sellers have
 entered into an Asset Purchase Agreement, dated as of September 30, 1995 (the "Asset Purchase Agreement";
 capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase
 Agreement);

                  WHEREAS, Sellers desire to sell and
 transfer, and Purchaser desires to purchase and acquire, pursuant to the Asset Purchase Agreement and this Bill of Sale, all of the assets of DSC and the assets of New
 Valley used in connection with the Messaging Business, to the extent specified in Section 1.1 of the Asset Purchase
 Agreement;

                  WHEREAS, Purchaser has agreed, in partial consideration therefor, to assume all of the Liabilities in connection with such assets and the Messaging Business, to the extent specified in Section 1.5 of the Asset
 Purchase Agreement, by executing an Assumption Agreement of even date herewith; and

                  WHEREAS, pursuant to Section 5.2(a) of
 the Asset Purchase Agreement, Sellers are required to execute and deliver to Purchaser this Bill of Sale;

                  NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers hereby irrevocably sell, transfer, convey, assign and deliver to Purchaser free and clear of all Liens, other than Permitted Liens, Liens known to Purchaser or any of its affiliates or the Intellectual Property Agreements, all of Sellers' right, title and interest in and to the Assets (other than the Excluded Assets, the Other Agreements and the Deferred
 Assets, the treatment of which shall be governed by
 Article I of the Asset Purchase Agreement), as the same shall exist on the Closing Date, TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns, forever.

                  Purchaser hereby accepts the sale,
 transfer, conveyance, assignment and delivery of the Assets.

                  At any time or from time to time after
 the Closing Date, but subject, in the case of the Deferred
 Assets, to Section 1.4 of the Asset Purchase Agreement, at
 Purchaser's request and without further consideration, Sellers shall execute and deliver to Purchaser, such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm
 Purchaser's title to, any of the Assets (including the Deferred Assets), and, to the full extent permitted by law, to put Purchaser in actual possession and operating control of the Assets (including the Deferred Assets) and to assist Purchaser in exercising all rights with respect thereto.

                  Sellers hereby constitute and appoint
 Purchaser the true and lawful attorney-in-fact of Sellers, with full power of substitution, in the name of the applicable Seller or Purchaser, but on behalf of and for the benefit of Purchaser: (i) to demand and receive from time to time any and all of the Assets (including, but subject to Section 1.4 of the Asset Purchase Agreement, the Deferred Assets) and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all actions, claims or proceedings that Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets (including the Deferred Assets); (iii) to defend or compromise any or all actions, claims or proceedings in respect of any of the Assets (including the Deferred
 Assets); and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses
 (i) through (iii) as Purchaser shall reasonably deem necessary or desirable. Sellers hereby acknowledge that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by either of them in any manner or for any reason. Purchaser shall indemnify and hold harmless
 Sellers and their respective officers, directors, employees, agents and affiliates from any and all Losses incurred by New Valley or DSC arising out of Purchaser's exercise of the aforesaid powers.

                  This Bill of Sale may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  This Bill of Sale shall be governed by
 and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Bill of Sale in order for this Bill of Sale to be effective in any respect, then the laws of such other jurisdiction shall govern this Bill of Sale to such extent.

         IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Bill of Sale as of the day and year first above written.



                                   FIRST FINANCIAL MANAGEMENT CORPORATION



                                   By:____________________________
                                      Name:  John C. Walters
                                      Title: Executive Vice President


                                   NEW VALLEY CORPORATION



                                   By:____________________________
                                      Name:  Marc N. Bell
                                      Title: Counsel and Secretary

                                   WESTERN UNION DATA SERVICES COMPANY,INC.



                                   By:____________________________
                                      Name:  Richard W. Gooding
                                      Title: President

                                                                       EXHIBIT D



                            ASSUMPTION AGREEMENT



                  This ASSUMPTION AGREEMENT (this
 "Assumption Agreement") is entered into as of the 30th day of September, 1995 by and among FIRST FINANCIAL MANAGEMENT
 CORPORATION, a Georgia corporation ("Purchaser"), NEW
 VALLEY CORPORATION, a New York corporation ("New Valley") and WESTERN UNION DATA SERVICES COMPANY, INC., a Delaware corporation ("DSC", and together with New Valley, "Sellers").

                  WHEREAS, Purchaser and Sellers have
 entered into an Asset Purchase Agreement, dated as of September 30, 1995 (the "Asset Purchase Agreement";
 capitalized terms not defined herein shall have the meanings assigned to them in the Asset Purchase Agreement) and the Bill of Sale, pursuant to which Sellers have agreed to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser has agreed to purchase from Sellers, all of the assets of DSC and the assets of New
 Valley used in the Messaging Business, to the extent specified in Section 1.1 of the Asset Purchase Agreement;

                  WHEREAS, Purchaser has agreed, in partial consideration therefor, to assume all of the Liabilities in connection with such assets and the Messaging Business, to the extent specified in Section 1.5 of the Asset
 Purchase Agreement, by executing this Assumption
 Agreement; and

                  WHEREAS, pursuant to Section 5.2(a) of
 the Asset Purchase Agreement, Purchaser is required to execute and deliver to Sellers this Assumption Agreement;

                  NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser hereby undertakes and agrees from and after the Cut-Off Date, subject to the limitations contained herein or in the Asset Purchase
 Agreement, to assume and to pay, perform and discharge when due the Assumed Liabilities.

                  By this Assumption Agreement, Purchaser
 does not assume any Liabilities of New Valley that do not arise out of or relate to the Messaging Business or the Assets, which Liabilities shall remain the sole obligation of New Valley and its successors and assigns.

                  No Person other than Purchaser and
 Sellers and their respective successors and assigns shall have any rights under this Assumption Agreement or the provisions contained herein.

              This Assumption Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

              This Assumption Agreement shall be
governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof, except that if it is necessary in any other jurisdiction to have the law of such other jurisdiction govern this Assumption Agreement in order for this Assumption Agreement to be effective in any respect, then the laws of such other jurisdiction shall govern this Assumption Agreement to such extent.

              IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Assumption Agreement as of the day and year first above written.



                                        FIRST FINANCIAL MANAGEMENT CORPORATION



                                        By:____________________________
                                           Name:  John C. Walters
                                           Title: Executive Vice President


                                        NEW VALLEY CORPORATION



                                        By:____________________________
                                           Name:  Marc N. Bell
                                           Title: Counsel and Secretary

                                        WESTERN UNION DATA SERVICES COMPANY,INC.



                                        By:____________________________
                                           Name:  Richard W. Gooding
                                           Title: President

                                                                       EXHIBIT E

                           NEW VALLEY CORPORATION



MARC N. BELL
Counsel


                              October 31, 1995



First Financial
  Management Corporation
5660 New Northwest Drive
Suite 1400
Atlanta, Georgia  30328

                  Re: Asset Purchase Agreement dated as of September 30, 1995 among New Valley Corporation, First Financial Management Corporation and Western Union Data Services Company, Inc.


 Gentlemen:

                  I have acted as Counsel of New Valley
 Corporation, a New York corporation ("New Valley"), in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement by and among New Valley, Western Union Data Services Company, Inc., a
 Delaware corporation ("DSC", and together with New Valley, "Sellers") and yourself, dated as of September 30, 1995
 (the "Agreement"). This opinion is delivered to you pursuant to Section 7.1(b) of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth therein, unless otherwise defined herein.

                  In connection with this opinion, I, or
 lawyers over whom I exercise general supervision, have examined the Agreement, the Release and Termination
 Agreement and all other agreements and instruments contemplated by the Agreement, and such corporate records, certificates, agreements and other documents and such orders, rulings and certificates of public officials, officers and representatives of Sellers, and have made such investigations of law and fact, as I have deemed necessary or appropriate for the purposes of this opinion.

                  In conducting such examinations and
 investigations, I have assumed the authenticity of any document submitted to me as an original, the conformity to the original of any document submitted to me as a copy, the authenticity of the original of any such copy, and the genuineness of all signatures other than those of officers of New Valley or DSC. I have also assumed the due authorization, execution and delivery of all documents by parties other than New Valley or DSC, and the enforceability of any agreements included in such documents against parties thereto other than New Valley or DSC.

                   When used in this opinion, the phrase "to my knowledge" refers only to my current conscious awareness of facts or other information. Such phrase does not include constructive notice of information, or imply that I have undertaken any independent investigation with any other person or as to the accuracy or completeness of any factual representation or other information furnished in connection with the transactions. Furthermore, such reference means only that I do not know of any fact or circumstances contradicting the statement which follows.

                   Based upon the foregoing, I am of the
  opinion that:

                   1.  Each of New Valley and DSC is a
  corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. New Valley and DSC have all requisite corporate power to own or lease and to operate the Assets and to carry out the Messaging Business as it is currently conducted.

                   2.  DSC is duly qualified or licensed to
  do business as a foreign corporation in good standing in every jurisdiction in which its ownership of property or the conduct of its business requires such qualification, other than jurisdictions in which failure to so qualify would not have a Material Adverse Effect.

                   3.  All of the issued and outstanding
  shares of capital stock of DSC are owned beneficially and of record solely by New Valley.

                   4.  Each Seller has the corporate power
  to enter into the Agreement and the Release and Termination Agreement and to carry out the transactions contemplated thereby; all corporate and, as to New Valley, shareholder proceedings required to be taken by Sellers to authorize the execution, delivery and performance of the Agreement and the Release and Termination Agreement have been properly taken; each of the Agreement, the Release and Termination Agreement and the Bill of Sale have been duly executed and delivered by Sellers and constitutes a valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, subject in each case, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and general equity principles.

                  5.  The Bill of Sale and the other
 instruments of assignment, transfer and conveyance delivered to Purchaser by Sellers pursuant to the Agreement, insofar as the laws of the State of New York and the federal laws of the United States are concerned, are effective to vest in Purchaser, as applicable, Sellers' right, title and interest in the Assets purported to be assigned, transferred and conveyed thereby, subject to the due and timely recording and filing of instruments of assignment, transfer and conveyance where and to the extent required to make said transfers effective and subject to the obtaining of the consents to transfer required by certain agreements which have not been obtained, and provided that Purchaser has purchased the Assets in good faith and without notice of any adverse claim within the meaning of the New York Uniform
 Commercial Code.

                  6.  To my knowledge, neither the
 execution and delivery by Sellers of this Agreement, the Release and Termination Agreement and the Bill of Sale, nor the consummation by Sellers of the transactions contemplated thereby, will violate any provision of the certificate of incorporation or by-laws of New Valley or DSC, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Lien, other than Permitted
 Liens, Liens known to Purchaser or any of its affiliates or with respect to the Intellectual Property Agreements, or adverse interest of any kind or nature whatsoever on the Assets pursuant to any agreement or commitment to which the Sellers are bound or any of the Assets are subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority, except for (i) any Consents required to be obtained in connection with the Deferred
 Assets and (ii) such violations, defaults or other events as would not individually or in the aggregate have a Material Adverse Effect (other than such violations, conflicts, defaults or other events that would occur as a result of the legal or regulatory status of Purchaser or any of its affiliates).

                  This opinion is rendered under and
 limited to the law of the State of New York and the corporation law of the State of Delaware. This opinion is solely for your benefit and may not, without my express written consent, be relied upon by any other person.


                               Very truly yours,

                               NEW VALLEY CORPORATION

                               By:_________________________
                                  Marc N. Bell
                                  Counsel

                                                                       EXHIBIT F





                           NEW VALLEY CORPORATION
                  WESTERN UNION DATA SERVICES COMPANY, INC.


                            Officers' Certificate



                   We, Marc N. Bell and Richard W. Gooding, the Counsel and Secretary of New Valley Corporation ("New Valley") and the President of Western Union Data Services Company, Inc. ("DSC"), respectively, pursuant to Section 7.2(c) of the Asset Purchase Agreement dated as of September 30, 1995 among New Valley, DSC and Purchaser (the "Asset Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement), DO HEREBY CERTIFY on behalf of Sellers that, to the best of our knowledge:

                   (1)  The representations and warranties
  made by Sellers in the Asset Purchase Agreement, Release and Termination Agreement, taken as a whole as to each such agreement, and in any certificate, exhibit or schedule or other document delivered by Sellers to Purchaser in connection therewith, are true and correct in all material respects, on and as of the Cut-Off Date as though made on and as of such date or (i) in the case of representations and warranties made by Sellers as of a specified date earlier than the date hereof, on and as of such earlier date and (ii) in the case of the representations and warranties specified in Section 3.24 of the Asset Purchase Agreement and Section 2.01 of the Release and Termination Agreement, as of the date hereof.

                   (2)  The agreements, covenants and
  obligations required by the Asset Purchase Agreement and the Release and Termination Agreement to be performed or complied with by Sellers at or before the Closing Date have been duly performed or complied with in all material respects.

                   IN WITNESS WHEREOF, Sellers have caused
  this Certificate to be executed on its behalf by the undersigned on and as of the 31st day of October, 1995.

                                NEW VALLEY CORPORATION


                                By:________________________
                                   Name:  Marc N. Bell
                                   Title: Counsel and Secretary


                                WESTERN UNION DATA SERVICES
                                COMPANY, INC.


                                By:_________________________
                                   Name:  Richard W. Gooding
                                   Title: President

                                                                       EXHIBIT G

                                 [FFMC LOGO]

                   FIRST FINANCIAL MANAGEMENT CORPORATION
        5660 NEW NORTHSIDE DRIVE, SUITE 1400, ATLANTA, GEORGIA 30328
                                (770)857-0001

John C. Walters
Executive Vice President                            DIRECT DIAL: (770) 857-7139
Deputy General Counsel                                FACSIMILE: (770) 857-0403



                              October 31, 1995

New Valley Corporation
Western Union Data Services Company, Inc.
100 S.E. Second Street
Miami, Florida 33131


Gentlemen:

         I have acted as counsel to First Financial Management Corporation ("FFMC") in connection with the Asset Purchase Agreement dated as of September 30, 1995 (the "Agreement"), among New Valley Corporation ("New Valley"), Western Union Data Services Company, Inc. ("DSC") and FFMC. This opinion is furnished to you pursuant to Section 7.2(b) of the Agreement. Unless otherwise defined in this letter, capitalized terms used herein which are defined in the Agreement have the same meanings ascribed to them in the Agreement.

         In addition, I have examined or caused to be examined an executed copy of the Agreement, the Release and Termination Agreement, the Bill of Sale, the Instrument of Assumption and other documents and instruments relating to the Agreement and to the closing of the transactions contemplated thereby, and have examined such other documents, certificates and records and have made such investigations as I have deemed necessary or appropriate to give this opinion. As to factual matters, I have relied on representations made by New Valley and DSC in the Agreement and in a certificate of officers of New Valley and DSC, without any independent investigation of such factual matters. I have also relied, to the extent I deemed appropriate, on certificates of and information from public officials.

         In conducting such examinations and investigations, I have assumed the authenticity of any document submitted to me as an original, the conformity to the original of any document submitted to me as a copy, the authenticity of the original of any such copy, and the genuineness of all signatures other than those of officers of FFMC. I have also assumed the due authorization, execution and delivery of all documents by parties other than FFMC, and the enforceability of any agreements included in such documents against parties thereto other than FFMC.

         When used in this opinion, the phrase "to my knowledge" refers only to my current conscious awareness of facts or other information. Such phrase does not include constructive notice

Page 2
October 31, 1995

of information, or imply that I have undertaken any independent investigation with any other person or as to the accuracy or completeness of any factual representation or other information furnished in connection with the transactions. Furthermore, such reference means only that I do not know of any fact or circumstances contradicting the statement which follows.

         Based upon the foregoing and having regard for such legal considerations as I deem relevant, and subject to the assumptions, qualifications and limitations set forth or referred to in this letter, I am of the opinion that:

         1. FFMC is a corporation duly organized, validly exiting and in good standing under the laws of the State of Georgia.

         2. FFMC has full corporate power and authority to enter into the Agreement, the Instrument of Assumption and the Release and Termination Agreement and to carry out the transactions contemplated thereby. FFMC has taken all necessary action to authorize the execution and delivery of the Agreement, the Instrument of Assumption and the Release and Termination Agreement and the transactions contemplated thereby, and each of the Agreement, the Instrument of Assumption and the Release and Termination Agreement is a legal, valid and binding agreement of FFMC enforceable in accordance with its terms except that (i) such enforcement may be subject to, and limited by, bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the Court before which any proceeding therefor may be brought, and (iii) enforceability of the indemnification provisions of the Agreement may be subject to limitations of public policy under Federal and State securities laws.

         3. Neither the execution and delivery of the Agreement, the Instrument of Assumption or the Release and Termination Agreement nor the consummation of the transactions contemplated thereby will violate any provisions of the certificate of incorporation or by-laws of FFMC, or, to my knowledge, violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which FFMC is a party or by which FFMC is bound, or, to my knowledge, violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority, except for such violations, conflicts or defaults as would not have a material adverse effect on the ability of FFMC to consummate the transactions contemplated by the Agreement, the Instrument of Assumption or the Release and Termination Agreement.

         This opinion is rendered under and limited to the law of the State of New York.

         The opinions and confirmations of facts expressed in this letter (a) are limited to the matters expressly stated in this letter and do not imply any other opinions, and (b) speak only as of the date of this opinion. I am under no obligation, and do not undertake, to advise New Valley, DSC

Page 3
October 31, 1995

or any other person or entity of changes of law or fact that occur after the date of this letter, even though the change may affect the legal analysis or a legal conclusion in this letter.

         This letter is delivered in connection with the consummation of the transactions contemplated by the Agreement and the Release and Termination Agreement, may be relied upon only by New Valley and DSC in connection with such matters, may not be relied upon by New Valley or DSC for any other purpose or by anyone else for any purpose, and may not be quoted, published or otherwise disseminated, without, in each instance, my prior written consent.



                                                Very truly yours,



                                                John C. Walters
                                                Deputy General Counsel

                                                                       EXHIBIT H


                     FIRST FINANCIAL MANAGEMENT CORPORATION

                             OFFICER'S CERTIFICATE


         I, John C. Walters, Executive Vice President of First Financial Management Corporation, a Georgia corporation ("FFMC"), pursuant to Section 7.2(c) of the Asset Purchase Agreement, dated as of September 30, 1995 (the "Agreement"), among New Valley Corporation ("New Valley"), Western Union Data Services Company, Inc. ("DSC") and FFMC, hereby certify that, to the best of my knowledge:

                 1. The representations and warranties of FFMC contained in the Agreement and in any statement, certificate, exhibit, schedule or other document delivered by FFMC to New Valley and DSC pursuant to the Agreement or in connection with the transactions contemplated thereby, including the Release and Termination Agreement of even date herewith among FFMC, Western Union Financial Services, Inc., New Valley and DSC, are true and correct in all material respects as of the date of the Agreement and as of the date hereof as though made on and as of the date hereof.

                 2. FFMC has performed all of its agreements, covenants and obligations under the Agreement and said Release and Termination Agreement to be performed or complied with at or prior to the date hereof in all material respects.

         IN WITNESS WHEREOF, I have executed this Certificate on and as of October 31, 1995.


                                                FIRST FINANCIAL MANAGEMENT
                                                  CORPORATION




                                                /s/ John C. Walters
                                                ---------------------------
                                                John C. Walters
                                                Executive Vice President

                                  SCHEDULES

                                   TO THE

                          ASSET PURCHASE AGREEMENT

                                    AMONG

                           NEW VALLEY CORPORATION,

                  WESTERN UNION DATA SERVICES COMPANY, INC.

                                     AND

                   FIRST FINANCIAL MANAGEMENT CORPORATION

                       DATED AS OF SEPTEMBER 30, 1995

                                  Schedules


                  The attached Schedules are furnished by
 New Valley Corporation ("New Valley") and Western Union
 Data Services Company, Inc. ("DSC", and together with New
 Valley, "Sellers") to First Financial Management
 Corporation ("Purchaser") on the Closing Date pursuant to and as part of the Asset Purchase Agreement dated as of September 30, 1995 among Purchaser and Sellers (the
 "Agreement"). The Schedules have been prepared by Sellers with the assistance of Purchaser, other than Schedules
 3.7(b) and 6.1, which have been prepared by Purchaser with the assistance of Sellers. Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement. The attached Schedules relate to certain matters concerning the disclosures required and transactions contemplated by the Agreement. The attached
 Schedules are qualified in its entirety by reference to specific provisions of the Agreement, and are not intended to constitute, and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Sellers except to the extent required by the Agreement. Matters disclosed for the purpose of any Schedule hereof shall constitute disclosure of such matters for the purposes of any other
 Schedule attached hereto.

                  Headings have been inserted on the
 attached Schedules for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the Schedules as set forth in the Agreement.

                           CERTIFICATE OF SELLERS



                      I, Marc N. Bell, Counsel and Secretary of
     New Valley Corporation, a New York corporation ("New Valley") and Richard W. Gooding, President of Western Union Data Services Company, Inc., a Delaware corporation ("DSC", and together with New Valley, "Sellers"), hereby certify that these are the Schedules delivered pursuant to the Asset Purchase Agreement, dated as of September 30, 1995, by and among Sellers and First Financial Management Corporation, a Georgia corporation.


                                      NEW VALLEY CORPORATION



                                      By:___________________________
                                         Name:   Marc N. Bell
                                         Title:  Counsel and Secretary


                                      WESTERN UNION DATA
                                        SERVICES COMPANY, INC.



                                      By:___________________________
                                         Name:   Richard W. Gooding
                                         Title:  President

                          CERTIFICATE OF PURCHASER


                   I, John C. Walters, the Executive Vice
  President of First Financial Management Corporation, a Georgia corporation ("Purchaser"), hereby certify that (i) Schedules 3.7(b) and 6.1 have been prepared by Purchaser pursuant to the terms of the Asset Purchase Agreement (the "Agreement") dated as of September 30, 1995 among Purchaser, New Valley Corporation, a New York corporation ("New Valley") and Western Union Data Services Company, Inc., a Delaware corporation ("DSC", and together with New Valley, "Sellers") and (ii) Purchaser has reviewed the Schedules delivered by Sellers, and is not aware of any information presented thereon that is untrue or inaccurate in any material respect or of any facts or circumstances that would render untrue or inaccurate in any material respect any representation or warranty of Sellers in the Agreement covered by any such Schedule.


                                  FIRST FINANCIAL MANAGEMENT
                                    CORPORATION



                                  By:___________________________
                                  Name:  John C. Walters
                                  Title:  Executive Vice President

                   SCHEDULE 3.7(A) - INTELLECTUAL PROPERTY

                  Trademarks, Service Marks and Trade Names

                                                        Application  Application  Registration  Registration
                                                            Number       Date        Number          Date
 AUTOMATED VOICE TELEGRAM
 BRAILLEGRAM                                                                        1,057,206     01/25/77
 BUSINESS REPLY MAILGRAM                                                            1,051,478     10/26/76

 CUSTOMPAK
 DATA GRAM                                                                          1,118,944     05/22/79

 DESKMAIL                                                 74/339,090    12/11/92
 MAILGRAM                                                                           1,060,988     03/08/77
 MANAGING THE UNEXPECTED                                                            1,823,229     02/22/94

 MICROPREP                                                                          1,734,572     11/24/92
 SPEED*IMPACT*RESPONSE

 TELEBOOK                                                                           1,035,028     03/02/76
 TELEBOOK                                                                           1,028,915     12/30/75

 WESTAR                                                                             1,054,085     12/07/76

 OPINIONGRAM                                              74/398,330    06/03/93

 WHEN YOUR MESSAGE MATTERS                                                          1,670,540     12/31/91


 TRADEMARK:  MAILGRAM


 Benelux                                                                               341107     08/05/76
 Canada                                                                                203548     05/05/81
 France                                                                               963,232     07/16/86

 Italy                                                                                0547667      8/27/91
 Norway                                                                                 99625     09/29/77

 Puerto Rico                                                                             6537     03/08/77
 Spain                                                                                 861302     01/17/79
 Sweden                                                                                159001     04/15/87

 United Kingdom                                                                       1069748     11/22/78
 West Germany                                                                         1038234     09/10/82

                                                                                       967127     01/26/78

Reference is made to the Marks licensed to DSC pursuant to the Trademark Agreement.

                   SCHEDULE 3.7(B) - INTELLECTUAL PROPERTY


                           License Agreements, etc.


Credit Control Service, Inc.

Reference is made to the Marks licensed to DSC pursuant to the Trademark Agreement.

In addition, remaining items shall be scheduled by Purchaser after the Closing Date, subject to New Valley's reasonable approval.

          SCHEDULE 3.7(C) - CLAIMS CONCERNING INTELLECTUAL PROPERTY


 1.     Dispute with Postal Buddy L over their
        use of Opiniongram.  They allege
        Opiniongram has been abandoned by DSC.
        DSC has been granted an extension of
        time, through November 27, 1995, to
        oppose postal Buddy L's application for
        Opiniongram for use with related
        services.

 2.     Dispute with Cunard over their use of Mailgram.

 3.     Potential gap in chain of title from
        Western Union Telegraph Company to
        Western Union Corporation, and from
        Western Union Corporation to New Valley
        Corporation.

 4.     Abandonment of application to register PC TO
        POST OFFICE.

 5.     Renewal of registrations of TELEBOOK by
        December 30, 1995 and March 2, 1996 for
        Nos. 1,028,915 and 1,035,028,
        respectively.

 6.     Renewal of registration of WESTAR by December 7, 1996.

 7. Chilean Mailgram Trademark was assigned to FFMC on May 22, 1995.

 8. Subject to proper transfer of Opiniongram and When Your Message Matters by FSI to
        DSC.

 9.     HFK Software dispute over Deskmail
        Software.

10. Potential dispute over ownership of enhancements for PLS Composition Software.

11.     Abandonment or expiration of various Marks.

12.     Reference is made to Schedule 3.17(10).

                        SCHEDULE 3.11 - BENEFIT PLANS


                                APPLICABLE TO
                        MESSAGING BUSINESS EMPLOYEES


                    1.     Western Union Comprehensive Medical Expense (CME)
                           Plan.
                    2.     Health Maintenance Organizations.

                           a)  Metropolitan Health Plan.
                           b)  Physician's Care/Healthkeepers.
                           c)  Sanus Health Plan.
                           d)  U.S. Healthcare.

                    3.     Western Union Dental Plan.
                    4.     Plan for Employees' Benefits (Accident
                           and Sickness).
                    5.     Long Term Disability Plan.
                    6.     Life Insurance Plan.
                    7.     Group Universal Life Insurance Plan.
                    8.     Business Travel Accident Plan.
                    9.     Accident Insurance Plan.
                   10.     Western Union Retirement Savings Plan.
                   11. Western Union Retirement Savings Plan for Bargaining Unit Employees.
                   12.     Employee Assistance Plan.
                   13.     Severance Pay Plan.
                   14.     Termination Allowance Plan.
                   15.     Tuition Assistance Plan.
                   16.     Relocation Assistance Plan.
                   17.     Flexible Spending Account for Employee
                           Contributions.
                   18.     Medical Flex Account.
                   19.     Dependent Flex Account.
                   20.     Vision Care Plan.
                   21.     Unemployment Insurance Plan.
                   22.     Worker's Compensation.
                   23.     Preservation Trust.
                   24.     Conservation Trust.

                     SCHEDULE 3.16 - CONDUCT OF BUSINESS


  1. DSC has no written agreements with its Datagram customers, no procedure to sign up new customers to a binding contract and no other standard contractual protections for its Datagram business. Datagram does not have a tariff.

                         SCHEDULE 3.17 - LITIGATION


   1.     HFK Software contract dispute with
          Western Union Priority Services, division of New Valley.

   2.     Lafern Chiles and NTS Marketing Inc.

   3.     Roger Meyers, American Telegram
          Corporation and/or their affiliates v.
          New Valley, a Federal Communications
          Commission ("FCC") proceeding.

   4. Trans Union Litigation, involving New Valley and DSC as witnesses.

   5. Coalition of Long Distance Carriers - Hotline for long distance carriers.

   6. District of Columbia workers compensation assessment for 1995.

   7.     Possible violations of Fair Debt
          Collection Practices Act due to the
          Automatic Voice Telegram Services (AVT)
          program.

   8.     Potential customer claims for AVT price differential.

   9.     Roger Meyers, American Telegram
          Corporation and/or their affiliates v.
          Purchaser and/or First Data Corporation
          ("FDC"), an FCC proceeding.

  10. Potential proceeding, claim or action by Roger Meyers, American Telegram
          Corporation and/or their affiliates
          regarding the transferability or
          continued use of the Section 214
          Authorization, by or to New Valley, DSC,
          Purchaser or FDC or otherwise challenging the sale of Assets to Purchaser.

  11.     Reference is made to Schedule 3.7(b).

                     SCHEDULE 3.20 - MATERIAL CONTRACTS


1.  Reference is made to Schedule 3.16.

                      SCHEDULE 6.1 - COVERED EMPLOYEES


  WESTERN UNION DATA SERVICES COMPANY NON-UNION EMPLOYEES


   EMPLOYEE NAME                     SOCIAL SECURITY NO.
   -------------                     -------------------
   ARNESON, D.                           ###-##-####
   BENNETT, P.                           ###-##-####
   BROWN, L.                             ###-##-####
   CAMPBELL, D.                          ###-##-####
   COOK, W.                              ###-##-####
   CUMMINGS, W.                          ###-##-####
   HAVENER, T.                           ###-##-####
   FRITTS, D.                            ###-##-####
   GOLDMAN, R.                           ###-##-####
   HOPKINS, T.                           ###-##-####
   JACKSON, A.                           ###-##-####
   JUNKINS, C.                           ###-##-####
   KEISER, J.                            ###-##-####
   LOFTIS, L.                            ###-##-####
   MARTIN, D.                            ###-##-####
   NELSON, W.                            ###-##-####
   NEWMAN, S.                            ###-##-####
   PELHAM, S.                            ###-##-####
   POHLOD, M.                            ###-##-####
   POZUN, D.                             ###-##-####
   ROTH, D.                              ###-##-####
   TRAWICK, K.                           ###-##-####
   WESTFALL, D.                          ###-##-####



  WESTERN UNION DATA SERVICES COMPANY UNION EMPLOYEES



   EMPLOYEE NAME                         SOCIAL SECURITY NO.
   -------------                         -------------------
   ADAMS, B.                             ###-##-####
   BANKS, K.                             ###-##-####
   BELL, J.                              ###-##-####
   BELL, W. (PT)                         ###-##-####
   COPP, M.                              ###-##-####
   DUNFEE, D.                            ###-##-####
   ELLENBERGER, K.                       ###-##-####
   FERRIS, B.                            ###-##-####
   FORD, S.                              ###-##-####
   GLASCOCK, J.                          ###-##-####


 HURD, T.                              ###-##-####
 HUYNH, A.                             ###-##-####
 INGRAM, T.                            ###-##-####
 JORDAN, J.                            ###-##-####
 JUNKINS, S.                           ###-##-####
 LANMAN, J.                            ###-##-####
 LASIK, L.                             ###-##-####
 LIEU, A.                              ###-##-####
 LIN, S.  (PT)                         ###-##-####
 LOWER, J.                             ###-##-####
 PENG, M.                              ###-##-####
 PRICE, D.                             ###-##-####
 ROYER, D.                             ###-##-####
 SCHONASKY, R.                         ###-##-####
 SCOTT, D.                             ###-##-####
 SEAL, J.                              ###-##-####
 SEAMAN, A.                            ###-##-####
 SHERMAN, M.                           ###-##-####
 SIMMONS, B.                           ###-##-####
 TAYLOR, D.                            ###-##-####
 TECOTT, K.                            ###-##-####
 TEDERICK, K.                          ###-##-####
 TRAN, M.                              ###-##-####
 TRAN, S.                              ###-##-####
 VELASQUEZ, G.                         ###-##-####
 WESTFALL, K.                          ###-##-####
 WILSON, N.                            ###-##-####
 WOODS, S.                             ###-##-####
